                       MISSISSIPPI CHEMICAL CORPORATION
                                 P.O. BOX 388
                         YAZOO CITY, MISSISSIPPI 39194

                             1997 PROXY STATEMENT
                                      AND
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  As a shareholder of Mississippi Chemical Corporation, a Mississippi corporation (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of the Company to be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi 39194, on Tuesday, November 11, 1997, at 9:00 a.m. local time, for the following purposes:

    1. To elect six members to the Board of Directors, five to serve for three years and one to serve for two years, until their successors are duly elected and qualified.

    2. To consider and vote upon the amendment and restatement of the Mississippi Chemical Corporation 1995 Stock Option Plan for Nonemployee Directors.

    3. To consider and vote upon the Mississippi Chemical Corporation Officer and Key Employee Incentive Plan.

    4. To consider and vote upon the Mississippi Chemical Corporation Executive Deferred Compensation Plan.

    5. To consider and vote upon the Mississippi Chemical Corporation Deferred Compensation Plan for Nonemployee Directors.

    6. To transact such other business as may properly come before the meeting and any adjournments thereof.

  The Board of Directors has fixed the close of business on September 4, 1997, as the Record Date for the determination of shareholders entitled to notice of and to vote at such meeting and any adjournments thereof. Election of each nominee for director requires a plurality of the votes cast.

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE DATE, EXECUTE, AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          ROSALYN B. GLASCOE
                                          Corporate Secretary

Yazoo City, Mississippi
October 3, 1997

                            YOUR VOTE IS IMPORTANT.
                 PLEASE DATE, EXECUTE, AND RETURN PROMPTLY THE
                 ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

               THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY
             RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE
       NOMINEES FOR DIRECTOR AND APPROVE EACH OF THE PLANS LISTED ABOVE.

                       MISSISSIPPI CHEMICAL CORPORATION
                                 P.O. BOX 388
                         YAZOO CITY, MISSISSIPPI 39194

                                                      APPROXIMATE MAILING DATE:
                                                                OCTOBER 3, 1997

                              THE ANNUAL MEETING

GENERAL

  The Company's Annual Meeting will be held at 9:00 a.m. local time on November 11, 1997, at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi 39194, which is the Company's principal executive office.

THE ANNUAL MEETING

  At the Company's Annual Meeting, the shareholders of the Company will be asked to consider and vote upon proposals (1) to elect six members to the Board of Directors, five to serve for three years and one to serve for two years, or until their successors are duly elected and qualified; (2) to consider and vote upon the amendment and restatement of the Mississippi Chemical Corporation 1995 Stock Option Plan for Nonemployee Directors; (3) to consider and vote upon the Mississippi Chemical Corporation Officer and Key Employee Incentive Plan; (4) to consider and vote upon the Mississippi Chemical Corporation Executive Deferred Compensation Plan; (5) to consider and vote upon the Mississippi Chemical Corporation Deferred Compensation Plan for Nonemployee Directors; and (6) to transact such other business as may come before the Company's Annual Meeting or any adjournments or postponements thereof.

 Record Date; Voting at the Meeting; Vote Required; Principal Shareholders

  Only holders of record on September 4, 1997 (the Company's "Record Date") are entitled to notice of, and to vote at, the Company's Annual Meeting and any adjournments or postponements thereof. There were issued and outstanding 27,415,284 shares of the Company's common stock on the Company's Record Date. Each holder of the Company's common stock will be entitled to one vote, in person or by proxy, for each share standing in his or her name on the books of the Company on the Company's Record Date on any matter submitted to a vote of the Company's shareholders. The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Company's Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for transaction of business. Proposal One requires each director nominee to receive a plurality of votes cast. Proposals Two through Five each require the affirmative vote of the holders of a majority of the shares voted on the proposal, provided that the total votes cast on the proposal represent a majority of the shares entitled to vote thereon.

  For information with respect to beneficial ownership of the Company's common stock by the Company's directors and executive officers, see "Proposal One-- Election of Directors--Management Ownership of the Company's Stock."

 Revocability of Proxies

  A proxy for use at the Company's Annual Meeting is enclosed with this Proxy Statement. A shareholder of the Company executing and returning a proxy may revoke it at any time prior to the voting thereof either by revoking the proxy in person at the Company's Annual Meeting or by delivering a signed written notice of revocation to the office of the Secretary of the Company (P.O. Box 388, Yazoo City, Mississippi 39194) before the meeting begins. All shares represented by a properly executed proxy, unless such proxy previously has been revoked, will be voted in accordance with the directions on such proxy. If no directions are given to the contrary on such proxy, the shares of the Company's common stock represented by such proxy will be voted FOR approval of all proposals addressed at the meeting. It is not anticipated that any matters will be presented at the Company's Annual Meeting other than as set forth in the notice of the Company's Annual Meeting. If, however, other matters are properly presented at the Company's Annual Meeting, the proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

SOLICITATION OF PROXIES

  The solicitation of proxies is being made by the Company. The expense of soliciting proxies for the meeting, including the cost of preparing, assembling, and mailing the notice, proxy card, and Proxy Statement and the reasonable costs of brokers, nominees, and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by the use of the mails and directly by directors, officers, and regular employees of the Company. In addition, the Company has engaged Morrow & Co., a firm specializing in solicitation of proxies, to assist in the current solicitation for an estimated fee of $6,000 plus reimbursement for their out-of-pocket expenses.

 Proposal One--Election of Directors

  The Articles of Incorporation of the Company provide that its Board of Directors shall consist of not fewer than nine nor more than 15 directors, with the exact number of directors to be fixed by the Company's Board of Directors, and that the Board of Directors shall be divided into three classes, with one class being elected each year for a three-year term. The number of directors had been fixed at 12, but on September 19, 1997, the Board of Directors voted to increase its number to 13, and, accordingly, six directors are to be elected at the Annual Meeting, five to serve for three years or until the 2000 Annual Meeting of Shareholders and one to serve for two years or until the 1999 Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified. The persons named as proxies in the accompanying proxy card have indicated that they intend to vote for the election of the six nominees set forth hereinafter. See "Nominees for Election to Serve Until 2000" and "Nominee for Election to Serve Until 1999."

  In the event that any of the nominees for election as director is not available to serve as a director at the time of election at the meeting, proxy cards may be voted for a substitute nominee as well as for the remaining nominees named herein. However, the Company's management has no reason to anticipate that any nominees will be unavailable.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH HEREIN.

NOMINEES FOR ELECTION TO SERVE UNTIL 2000

 Coley L. Bailey, Age 46

  Director of the Company since 1978 and has served as Chairman of the Company's Board of Directors since 1988. For more than the past five years, Mr. Bailey has been engaged in farming activities in Yalobusha County, Mississippi.

  Member: Executive Committee and Ex Officio Member of all other Committees.

 Charles O. Dunn, Age 49

  Director of the Company since 1992. Mr. Dunn has been employed by the Company since 1978 and was elected President and Chief Executive Officer of the Company in April 1993. Prior to becoming President, he served in various positions within the Company, including Attorney and Executive Vice President.

  Member: Executive Committee.

 Woods E. Eastland, Age 52

  Director of the Company since July 1994. Since 1986, Mr. Eastland has been President and Chief Executive Officer of Staplcotn & Stapldiscount, a cotton marketing and financing cooperative located in Greenwood, Mississippi.

  Member: Audit Committee.

 John Sharp Howie, Age 57

  Director of the Company since 1966 and has served as Vice Chairman of the Board of Directors since 1988. For more than the past five years, Mr. Howie has been engaged in farming activities in Yazoo County, Mississippi.

  Member: Compensation Committee and Executive Committee.

 W. A. Percy II, Age 57

  Director of the Company from 1988-1994. For more than the past five years, Mr. Percy has been engaged in farming activities in Washington County, Mississippi, and other agribusiness enterprises. He is a director of ChemFirst Inc.

NOMINEE FOR ELECTION TO SERVE UNTIL 1999

 Haley Barbour, Age 49

  Director of the Company since January 1997. For more than the past five years, Mr. Barbour has been a partner and attorney in the law firm Barbour, Griffith and Rogers in Washington, D.C. From 1993-1997, Mr. Barbour served as Chairman of the Republican National Committee. He is a director of Deposit Guaranty Corporation and Mobile Telecommunications Technologies, Inc.

  Member: Audit Committee.

DIRECTORS CONTINUING TO SERVE UNTIL 1999

 Wayne A. Thames, Age 61

  Director of the Company since 1973. For more than the past five years, Mr. Thames has been a cattleman in Evergreen, Alabama.

  Member: Audit Committee.

 W. R. Dyess, Age 58

  Director of the Company since 1991. Since 1972, Mr. Dyess has served as President of Dyess Farm Center, Inc., in Bardwell, Texas, and ABC Ag Center, Inc., in Corsicana, Texas.

  Member: Corporate Governance Committee.

 David M. Ratcliffe, Age 48

  Director of the Company since 1994. Since 1995, Mr. Ratcliffe has served as Senior Vice President of External Affairs of the Southern Company, an Atlanta, Georgia-based utility holding company. From 1991 to 1995, Mr. Ratcliffe served as President and Chief Executive Officer of Mississippi Power Company, an electric utility.

  Member: Compensation Committee.

DIRECTORS CONTINUING TO SERVE UNTIL 1998

 John W. Anderson, Age 62

  Director of the Company since 1989. Mr. Anderson is the former President and Chief Executive Officer of Alabama Farmers Cooperative, Inc. He served in that capacity from 1989 to 1995 when he retired.

  Member: Executive Committee and Audit Committee.

 Frank R. Burnside, Jr., Age 48

  Director of the Company since 1985. For more than the past five years, Mr. Burnside has been a farm supply dealer and Vice President and Manager of Newellton Elevator Company, Inc., Newellton, Louisiana.

  Member: Compensation Committee.

 Robert P. Dixon, Age 54

  Director of the Company since 1986. Mr. Dixon is the former President and Chief Executive Officer of SF Services, Inc., North Little Rock, Arkansas, a regional agricultural cooperative. He served in that capacity from 1986 to 1996, when he retired.

  Member: Corporate Governance Committee and Executive Committee.

 George Penick, Age 49

  Director of the Company since July 1994. Mr. Penick is President of the Foundation for the Mid-South, a private philanthropic foundation, and has served in that position since 1990.

  Member: Corporate Governance Committee.

DIRECTOR EMERITUS

 Tom C. Parry, Age 69

  Appointed director emeritus of the Company in 1994. Mr. Parry was President of the Company and a member of the Company's Board of Directors from 1972 until his retirement in 1993.

  Member: Audit Committee.

COMPENSATION OF DIRECTORS

  During fiscal 1997, all nonemployee directors, including the director emeritus but excluding the Chairman and the Vice Chairman, were paid an annual retainer of $12,000 and $1,000 per meeting, plus expenses. Coley L. Bailey, as Chairman of the Company's Board of Directors, received an annual retainer of $40,000 a year, plus expenses. John Sharp Howie, as Vice Chairman of the Company's Board of Directors, received an annual retainer of $18,000 and $1,000 per meeting, plus expenses. During fiscal 1997, the Compensation Committee and the full Board of Directors received and reviewed the results of an extensive study of compensation of directors of companies of a similar size and industry performed by the HayGroup, a compensation consulting firm. Said study indicated that the cash compensation of directors of the Company was below the median for directors of companies of a similar size and industry. Therefore, on April 17, 1997, and on the recommendation of the Compensation Committee, the Board of Directors elected to make the following changes to become effective September 1, 1997: the annual retainer of each director (other than the Chairman and Vice Chairman) was increased to $20,000, payable as described below; the annual retainer of the Vice Chairman was changed to $30,000; and the annual retainer of the Chairman was changed to $50,000. Charles O. Dunn, as President and Chief Executive Officer, receives no additional remuneration for serving as a director.

  Beginning September 1, 1997, each nonemployee director shall receive one-half of his retainer in shares of restricted stock and also may elect to receive the other half in restricted stock pursuant to the 1995 Restricted Stock Purchase Plan for Nonemployee Directors (the "Restricted Stock Purchase Plan"). Pursuant to the Restricted Stock Purchase Plan, at the beginning of each retainer period, the number of shares of restricted stock that the nonemployee director is entitled to receive is determined by dividing 125 percent of his retainer to be paid in restricted stock with respect to the ensuing retainer period by the fair market value of the Company's common stock based on the average of the closing price of the stock for the 20 trading days prior to the beginning of the retainer period. (It is the intention of the Board of Directors to terminate the Restricted Stock Purchase Plan effective December 31, 1997, if shareholders approve the Mississippi Chemical Corporation Deferred Compensation Plan for Nonemployee Directors. Thereafter, payment of at least one-half, and as much as all, of the retainer of each nonemployee director will be governed by the Mississippi Chemical Corporation Deferred Compensation Plan for Nonemployee Directors.)

  In addition, pursuant to the 1995 Stock Option Plan for Nonemployee Directors ("Directors' Stock Purchase Plan"), each nonemployee director was granted an option to purchase 5,000 shares of the Company's common stock on November 15, 1995, except that the Chairman, Coley L. Bailey, and the Vice Chairman, John Sharp Howie, were granted options to purchase 10,000 and 7,000 shares, respectively. Each nonemployee director who was granted initial options under the Directors' Stock Purchase Plan was also granted options to purchase 1,500 shares on August 19, 1996, except that the options for the Chairman and Vice Chairman were 3,000 and 2,000, respectively. During fiscal 1997, the Compensation Committee and the full Board of Directors received and reviewed the results of an extensive study performed by the HayGroup of stock options granted to directors of companies of a similar size and industry. Said study indicated that the number of options granted and to be granted under the Directors' Stock Purchase Plan was below the median for companies of a similar size and industry. Therefore, on April 17, 1997, and on the recommendation of the Compensation Committee, the Board of Directors elected, subject to shareholder approval, to amend the Directors' Stock Purchase Plan to provide that the number of options to purchase shares of the Company's common stock to be granted to each nonemployee director be increased to 2,000 on each July 1 that the nonemployee director remains a member of the Company's Board of Directors, except that the annual options for the Chairman and Vice Chairman were increased to 4,000 and 3,000, respectively. For any new director, the initial grant of options to purchase the Company's common stock will remain at 5,000 shares. The exercise price for such options has been and will continue to be the fair market value of the Company's common stock on the date of the grant, determined by the average of the closing price of the Company's common stock for the 20 trading days prior to the grant date.

BOARD OF DIRECTORS AND COMMITTEES

  The Company's Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. The Company's Board of Directors meets regularly four times per year and holds special meetings as required. In fiscal 1997, the Company's Board of Directors met nine times.

  Each director spends considerable time in preparing for and attending Board of Directors and Committee meetings. During the Company's most recent fiscal year, each director attended at least 83 percent of the meetings of the Board of Directors and of all Committees on which such director served.

 Board of Directors Committees

  The Company's Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Executive Committee. Each committee met three times during the 1997 fiscal year except the Corporate Governance Committee which met four times. The Audit Committee recommends the appointment of independent auditors and oversees the accounting and audit functions of the Company. Except when an applicable statute, regulation, or plan provision requires action by the full Board of Directors, the Compensation Committee establishes any general changes in wages and salaries of nonexempt and exempt employees; establishes executive officers' salaries, bonuses, perquisites, stock, and compensation plans; amends and monitors all qualified and nonqualified benefit plans of the Company; and recommends to the full Board of Directors compensation for directors' service to the Company. The Corporate Governance Committee operates as a nominating committee for the slate of directors and officers and periodically reviews the performance of the Company's Board of Directors. Shareholder recommendations for director nominees may be considered, but there are no established procedures for the submission of such recommendations to the Corporate Governance Committee for consideration. No member of the Compensation Committee, the Corporate Governance Committee or the Audit Committee is currently an employee of the Company. To the extent permitted by law, the Executive Committee has the authority to take all actions that the Company's Board of Directors as a whole would be able to take.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  At the close of business on the Record Date, the Company had 27,415,284 shares outstanding. As of such date, no person is known by the Company to own beneficially more than 5 percent of the Company's outstanding common stock.

MANAGEMENT OWNERSHIP OF THE COMPANY'S STOCK

  Under regulations of the Securities and Exchange Commission (the "Commission"), persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of September 6, 1997, the beneficial ownership of each director, of each executive officer, and of all directors and executive officers as a group, of shares of the Company's common stock, including shares covered by options to purchase the Company's common stock that can be exercised within 60 days from the date of this Proxy Statement. This information has been furnished to the Company by the individuals named.

                NAME OF INDIVIDUAL                    NUMBER OF SHARES  PERCENT
                OR NUMBER IN GROUP                   BENEFICIALLY OWNED OF CLASS
                ------------------                   ------------------ --------
John W. Anderson(1)................................         7,540            *
Coley L. Bailey(2).................................        13,657            *
Haley Barbour......................................           394            *
Frank R. Burnside, Jr.(3)..........................        36,343            *
Robert P. Dixon(4).................................         4,535            *
W. R. Dyess(5).....................................        38,328            *
Woods E. Eastland(6)...............................         7,987            *
John Sharp Howie(7)................................        11,779            *
George Penick(8)...................................         4,092            *
David M. Ratcliffe(9)..............................         3,247            *
Wayne Thames(10)...................................        11,951            *
Tom C. Parry(11)...................................        10,095            *
Charles O. Dunn(12)................................       126,055            *
C. E. McCraw(13)...................................        61,210            *
David W. Arnold(14)................................        45,600            *
Robert E. Jones(15)................................        60,917            *
Timothy A. Dawson(16)..............................        31,825            *
All directors and executive officers as a group (20
 persons)..........................................       542,606         1.97

--------
*  Less than 1 percent.
(1) Mr. Anderson owns 4,240 shares individually and holds options to purchase 2,300 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement. Mr. Anderson's wife, Evelyn Anderson, owns 1,000 shares.
(2) Of the total number of shares beneficially owned, Mr. Bailey owns 9,057 shares individually and holds options to purchase 4,600 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement.
(3) Mr. Burnside owns 5,107 shares individually and holds options to purchase 2,300 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement. He is the beneficial owner of 28,736 shares owned by Newellton Elevator Company, Inc., and 200 shares as guardian of his minor children.
(4) Mr. Dixon owns 1,875 shares individually and holds options to purchase 2,300 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement. He is the beneficial owner of 360 shares owned by Robert P. Dixon d/b/a Benchmark Farms.
(5) Mr. Dyess owns 671 shares individually and holds options to purchase 2,300 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement. He is the beneficial owner of 28,484 shares owned by Dyess Farm Center, Inc., and 6,873 shares owned by ABC Ag Center, Inc.
(6) Mr. Eastland owns 1,792 shares individually and holds options to purchase 2,300 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement. He is the beneficial owner of 3,895 shares owned by the Elizabeth C. Eastland Trust.
(7) Mr. Howie owns 6,676 shares individually and holds options to purchase 3,200 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement. He is the beneficial owner of 1,903 shares owned by Pauline W. Howie and John Sharp Howie d/b/a Cedar Grove Plantation.
(8) Of the total number of shares beneficially owned, Mr. Penick holds options to purchase 2,300 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement.
(9) Of the total number of shares beneficially owned, Mr. Ratcliffe holds options to purchase 2,300 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement.
(10) Of the total number of shares beneficially owned, Mr. Thames holds options to purchase 2,300 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement.
(11) Of the total number of shares beneficially owned, Mr. Parry holds options to purchase 2,300 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement.
(12) Of the total number of shares beneficially owned, Mr. Dunn holds options to purchase 120,288 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement.
(13) Of the total number of shares beneficially owned, Mr. McCraw holds options to purchase 60,210 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement.
(14) Of the total number of shares beneficially owned, Dr. Arnold holds options to purchase 44,600 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement.
(15) Of the total number of shares beneficially owned, Mr. Jones holds options to purchase 55,750 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement.
(16) Of the total number of shares beneficially owned, Mr. Dawson holds options to purchase 29,225 shares of stock, which options are exercisable within 60 days from the date of this Proxy Statement.

EXECUTIVE OFFICERS

  Executive officers are elected for a one-year term by the Company's Board of Directors. The Company's executive officers are as follows:

                                           OFFICE AND EMPLOYMENT DURING THE
        NAME OF OFFICER        AGE              LAST FIVE FISCAL YEARS
        ---------------        --- ------------------------------------------------
 Charles O. Dunn.............   49 President and Chief Executive Officer since
                                    April 1, 1993; Executive Vice President (1988-
                                    1993)
 David W. Arnold.............   60 Senior Vice President-Technical Group since July
                                    1, 1991
 C. E. McCraw................   49 Senior Vice President-Operations since July 12,
                                    1994; Senior Vice President-Fertilizer Group
                                    (1991-1994)
 Robert E. Jones.............   49 Senior Vice President-Corporate Development
                                    effective October 1, 1997; Senior Vice
                                    President and General Counsel (1996-1997); Vice
                                    President and General Counsel (1989-1996)
 John J. Duffy...............   63 Vice President-Marketing and Distribution since
                                    November 1, 1996; Vice President-Marketing
                                    (1995-1996); Vice President-Sales and Marketing
                                    (1994-1995); Director of Sales and Marketing
                                    (1991-1994)
 Ethel Truly.................   47 Vice President-Administration since January 18,
                                    1996; Director of Administrative Services
                                    (1995-1996); Assistant General Counsel (1985-
                                    1995)
 Timothy A. Dawson...........   43 Vice President-Finance and Chief Financial
                                    Officer since January 18, 1996; Director of
                                    Finance (1987-1996); Assistant to Senior Vice
                                    President-Finance (1984-1987)
 Larry Holley................   49 Vice President-Nitrogen Production since July
                                    17, 1997; Director of Nitrogen Production
                                    (1997); Director of Energy (1991-1997); Manager
                                    of Energy (1987-1991)
 William L. Smith............   47 General Counsel effective October 1, 1997;
                                    partner in the law firm of Brunini, Grantham,
                                    Grower & Hewes, PLLC (1982-1997)
 Rosalyn B. Glascoe..........   53 Corporate Secretary since June 24, 1986

COMPENSATION OF NAMED EXECUTIVE OFFICERS

  The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company in fiscal 1997, 1996, and 1995 by the Company's Chief Executive Officer and the Company's four highest paid executive officers other than the Chief Executive Officer (together, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                      ANNUAL COMPENSATION          COMPENSATION
                              ------------------------------------ ------------
                                                        OTHER       SECURITIES
                                                       ANNUAL       UNDERLYING
                                   SALARY   BONUS  COMPENSATION(1)  OPTIONS(2)
 NAME AND PRINCIPAL POSITION  YEAR   ($)     ($)         ($)           (#)
 ---------------------------  ---- ------- ------- --------------- ------------
Charles O. Dunn.............. 1997 362,256 155,770      4,500         37,219
 President and Chief          1996 350,000 150,500      4,565         37,219
 Executive Officer            1995 310,008 133,304      4,503         45,850
C. E. McCraw................. 1997 238,188  73,838      4,500         18,630
 Senior Vice President-       1996 230,136  71,343      4,565         18,630
 Operations                   1995 222,340  68,928      4,503         22,950
Robert E. Jones.............. 1997 205,212  63,616      4,500         17,250
 Senior Vice President and    1996 198,276  49,569      4,565         17,250
 General Counsel              1995 188,832  47,208      4,503         21,250
David W. Arnold.............. 1997 188,412  47,103      4,500         13,800
 Senior Vice President-       1996 182,040  45,510      4,565         13,800
 Technical Group              1995 175,884  43,971      4,503         17,000
Timothy A. Dawson............ 1997 176,544  44,136      4,517         12,500
 Vice President-Finance       1996 154,026  35,054      4,533         10,350
 and Chief Financial Officer  1995 121,932  12,193      3,658          6,375

--------
(1) Amounts represent the Company's matching contribution on the employee's salary deferral contributions under its 401(k) plan.
(2) Stock option grants made on August 19, 1994, and November 15, 1995, were reduced by approximately 15 percent and 31 percent, respectively. This reduction was made to recognize the reduced "risk of forfeiture" created by a change in the terms of the affected option. Prior to the change, options would have become exercisable based upon the percent of increase in stock value during the five years after the date of grant (nine years and nine months after the date of grant, the option would have become fully exercisable). At its July 26, 1996, meeting, the Compensation Committee amended the option grant agreements so that options are fully exercisable six months following the date of grant and to reduce the options to purchase stock as set forth above.

ANNUAL BONUSES

  Annual bonuses for executive officers under the current Officer Incentive Plan are intended to reward employees in positions, the performance of which necessarily has a material impact on the Company's consolidated operating results. (It is the intention of the Compensation Committee to terminate the current Officer Incentive Plan if shareholders approve the Officer and Key Employee Incentive Plan.) The Officer Incentive Plan permits annual bonuses based on an "Economic Value Added" concept. No bonuses are paid unless the Company's "Operating Income as a Percent of Capital" equals the Company's "Weighted Average Cost of Capital," as defined in the Officer Incentive Plan. When Operating Income as a Percent of Capital meets the Weighted Average Cost of Capital, the President receives an incentive payment of 20 percent of his base annual salary. For each 1 percent that Operating Income as a Percent of Capital exceeds the Weighted Average Cost of Capital, the President becomes eligible for a discretionary incentive payment of an additional 1 1/2 percent of his base annual salary, up to a maximum bonus of 33 percent of his base annual salary. The decision on the amount of discretionary bonus, if any, is made by the Company's Board of Directors based on a recommendation from the Compensation Committee. The four Named Executive Officers other than the President are included in the same plan. If Operating Income as a Percent of Capital equals the Weighted Average Cost of Capital, each such Named Executive Officer receives an incentive payment of either 9 percent or 13 percent of his base salary, depending on position. For each 1 percent that Operating Income as a Percent of Capital exceeds the Weighted Average Cost of Capital, each such Named Executive Officer (C. E. McCraw, Robert E. Jones, David W. Arnold and Timothy A. Dawson) is eligible for a discretionary bonus of 1 1/2 percent of his base annual salary, up to a total bonus of 15 percent or 21 percent of his base annual salary, depending on position. The amount of the discretionary bonus, if any, is determined by the President, approved by the Compensation Committee, and reported to the Company's Board of Directors by the Compensation Committee. In addition to the Officer Incentive Plan, all of the Company's employees, including the Named Executive Officers, are eligible for performance bonuses of up to 10 percent of base annual salary based on operating results of the Company.

STOCK INCENTIVE PLAN

  On August 2, 1994, the Company's Board of Directors adopted the Mississippi Chemical Corporation 1994 Stock Incentive Plan (the "Stock Incentive Plan"). On August 19, 1996, the Compensation Committee granted options to purchase an aggregate of 135,584 shares of the Company's common stock to 13 officers and key employees. Options to purchase common stock of the Company may be granted under the Stock Incentive Plan to officers and key employees of the Company selected by the Compensation Committee based on their responsibilities and the potential impact of their services to the Company.

  The following tables contain information covering options to purchase common stock of the Company granted during the fiscal year ended June 30, 1997, to the Named Executive Officers pursuant to the 1994 Stock Incentive Plan and the number and value of unexercised stock options held by those officers at the end of the last fiscal year. In each case, the purchase or exercise price applicable to options to purchase shares of the Company's common stock was equal to the fair market value of such stock on the date of the option grant, determined by the average of the closing price of the Company's common stock on the 20 trading days prior to the grant date. No stock appreciation rights ("SARs") were granted in conjunction with the options.

                                 OPTION TABLES

                  STOCK OPTION GRANTS DURING 1997 FISCAL YEAR

                                   INDIVIDUAL GRANTS
                         --------------------------------------
                         NUMBER OF
                         SECURITIES   % OF TOTAL
                         UNDERLYING STOCK OPTIONS   PURCHASE,
                          OPTIONS     GRANTED TO   EXERCISE, OR                GRANT DATE
                          GRANTED    EMPLOYEES IN   BASE PRICE  EXPIRATION "PRESENT VALUE"(2)
          NAME               (#)    FISCAL YEAR(1)   ($/SHARE)     DATE            $
          ----           ---------- -------------- ------------ ---------- ------------------
Charles O. Dunn.........   37,219       27.45         20.28      08/19/06       290,981
C. E. McCraw............   18,630       13.74         20.28      08/19/06       145,651
Robert E. Jones.........   17,250       12.72         20.28      08/19/06       134,862
David W. Arnold.........   13,800       10.18         20.28      08/19/06       107,889
Timothy A. Dawson.......   12,500        9.22         20.28      08/19/06        97,726

--------
(1) Total options to purchase common stock of the Company granted during fiscal 1997 were for 135,584 shares to the Named Executive Officers and all other employees.
(2) Based on the Black-Scholes Option Pricing Model adapted for use in valuing stock options. THE ACTUAL VALUE, IF ANY, AN OPTIONEE MAY REALIZE WILL DEPEND ON THE EXCESS OF THE STOCK PRICE OVER THE PURCHASE OR EXERCISE PRICE ON THE DATE THE OPTION IS EXERCISED, SO THERE IS NO ASSURANCE THE VALUE REALIZED BY AN OPTIONEE WILL BE AT OR NEAR THE VALUE ESTIMATED BY THE BLACK-SCHOLES MODEL. In connection with the 1994 Stock Incentive Plan, the optionees are expected by the Compensation Committee of the Board of Directors to accumulate and hold shares equal to a multiple of their salary. The model assumptions include (a) an option term of six years; (b) a risk-free rate of return of 6.06 percent; (c) a 33 percent volatility; and (d) an expected dividend yield of 1.94 percent. SAID ASSUMPTIONS, AND THE OPTION VALUES GIVEN ABOVE, MAY PROVE TO BE INACCURATE.

              AGGREGATED OPTION EXERCISES IN 1997 FISCAL YEAR AND
                 FISCAL YEAR ENDED JUNE 30, 1997, VALUE TABLE





                                             NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED         IN-THE-MONEY
                          SHARES                  OPTIONS AT             STOCK OPTIONS AT
                         ACQUIRED               FY-END 06/30/97           FY-END 06/30/97
                            ON     VALUE              (#)                       ($)
                         EXERCISE REALIZED  ----------------------    ----------------------
          NAME             (#)      ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- -------- ----------- ------------- ----------- -------------
Charles O. Dunn.........     0        0      120,288          0        281,130          0
C. E. McCraw............     0        0       60,210          0        140,719          0
Robert E. Jones.........     0        0       55,750          0        130,295          0
David W. Arnold.........     0        0       44,600          0        104,236          0
Timothy A. Dawson.......     0        0       29,225          0         42,531          0

--------
  Exercisable numbers shown in column 4 are the number of options that could have been exercised as of June 30, 1997.

                              RETIREMENT PROGRAM

PENSION PLAN

                              PENSION PLAN TABLE

                                     YEARS OF  SERVICE
                   --------------------------------------------------------------------------
REMUNERATION         15               20               25               30               35
------------       ------           ------           ------           ------           ------
 25,000             4,688            6,250            7,813            9,375           10,938
 50,000             9,375           12,500           15,625           18,750           21,875
100,000            24,330           31,630           38,863           46,230           53,935
150,000            39,330           51,630           63,863           76,230           88,935
200,000            39,330           51,630           63,863           76,230           88,935
250,000            39,330           51,630           63,863           76,230           88,935
300,000            39,330           51,630           63,863           76,230           88,935
350,000            39,330           51,630           63,863           76,230           88,935
400,000            39,330           51,630           63,863           76,230           88,935
450,000            39,330           51,630           63,863           76,230           88,935
500,000            39,330           51,630           63,863           76,230           88,935

  Years of service for the Named Executive Officers are: Charles O. Dunn-18;
C. E. McCraw-23; Robert E. Jones-22; David W. Arnold-30; and Timothy A.
Dawson-15.

  The Company provides a "defined benefit" retirement plan ("Pension Plan") for all regular employees meeting established age and employment service requirements. Benefits are determined based on average pay and years of credited service. Annual Company contributions on behalf of individual specified participants are not calculated by plan actuaries. Only an employee's "base pay" expressed as an annual rate of pay on the plan anniversary date is covered by the Pension Plan. Plan compensation does not include bonuses, overtime, or shift differentials. The foregoing table displays estimated annual benefits payable at age 65 to newly hired persons in specified compensation and years of service categories. Listed benefits are not subject to deductions for social security or other offset amounts. The figures above reflect the benefit and compensation limits that are applicable under federal law.

SUPPLEMENTAL BENEFIT PLAN

                        SUPPLEMENTAL BENEFIT PLAN TABLE

                                     YEARS OF  SERVICE
                  -----------------------------------------------------------------------
REMUNERATION        15              20              25              30              35
------------      -------         -------         -------         -------         -------
200,000            15,000          20,000          25,000          30,000          35,000
250,000            30,000          40,000          50,000          60,000          70,000
300,000            45,000          60,000          75,000          90,000         105,000
350,000            60,000          80,000         100,000         120,000         140,000
400,000            75,000         100,000         125,000         150,000         175,000
450,000            90,000         120,000         150,000         180,000         210,000
500,000           105,000         140,000         175,000         210,000         245,000

  Years of service for the Named Executive Officers are: Charles O. Dunn-18;
C. E. McCraw-23; Robert E. Jones-22; David W. Arnold-30; and Timothy A.
Dawson-15.

  The Company maintains a nonqualified Supplemental Benefit Plan for any employee (1) who is prohibited by the Internal Revenue Code from receiving, at his retirement, the full benefits from the Pension Plan to which he would otherwise be entitled to receive under the provisions of the Plan or
(2) (since the Supplemental Benefit Plan was amended in 1995) who is a participant in the Company's "defined contribution" 401(k) savings plan ("401(k) Plan"), for whom the Company is prohibited by the Internal Revenue Code from contributing the full matching contribution that he would otherwise be entitled to receive under the provisions of the 401(k) Plan, and (3) who is designated by the plan administrator. All Named Executive Officers are participants in the nonqualified Supplemental Benefit Plan.

  Benefits from this nonqualified Supplemental Benefit Plan will be payable to a participant beginning at the time and under the terms that would have applied if such benefits had been payable from the Pension Plan or 401(k) Plan, as the case may be.

  The foregoing table shows estimated annual benefits payable under the Supplemental Benefit Plan to persons in specified compensation and years of service categories. (The actual benefit paid under the Supplemental Plan is the amount the participant would have received under the Company's Pension Plan or from matching contributions to the 401(k) Plan absent the application of the relevant Internal Revenue Code sections.)

  In July of 1996, the Compensation Committee approved an amendment to the Supplemental Benefit Plan that provides for additional benefits to certain participants, including all of the Named Executive Officers, whose employment is terminated in connection with a change of control (as defined in the Plan). If the executive's employment is terminated by the Company within three years after a change of control "without cause" (as defined in the severance agreements described below); by the participant for "good reason" (as defined in the severance agreements described below) within three years after a change of control; or by the participant for any reason within 90 days of a change of control, his benefits generally will be increased as if he had continued employment and continued participation in the Plan through the third anniversary of his termination. However, benefits will be limited so that excess parachute payments do not result under Section 280G of the Internal Revenue Code.

SEVERANCE AGREEMENTS

  At its July 26, 1996, meeting, the Compensation Committee approved the entering of severance agreements between the Company and certain of its executive officers, including all five of the Named Executive Officers. Each of the agreements provides certain additional compensation in the event of termination of the executive officer's employment in connection with a change of control (as defined in the agreements) of the Company. Payments are triggered under each agreement if the executive is terminated by the Company within three years following a change of control "without cause" (as defined in the agreement); if the executive terminates employment for "good reason" (as defined) within three years following a change of control, or if the executive terminates employment with the Company for any reason within 90 days of a change of control. The benefits paid generally include an amount equal to the executive's annual base salary; a pro rata portion of the executive's target bonus for the current fiscal year; a cash payment equal to 36 months of medical plan premiums; and continuation of, and payment of premiums for, certain welfare benefits. If the executive executes a liability release in favor of the Company, he will be entitled to benefits equal to another two times his base salary. Total benefits contingent on termination of employment in connection with a change of control (including special change of control benefits under the Supplemental Benefit Plan and Stock Incentive Plan) are generally limited so that the Company will not pay any "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code unless the amounts that would be reduced to avoid any such excess parachute payment are more than the additional taxes (including the excise tax under Internal Revenue Code Section 4999) that would be due if such amounts were paid to the executive.

OTHER BENEFIT PROGRAMS

  The Named Executive Officers participate in various health, life, and disability insurance programs, the Pension Plan, and the 401(k) Plan, that are generally made available to all employees. Named Executive Officers also receive certain traditional perquisites that are customary for their positions.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  This report and the following performance graph shall not be deemed to be incorporated by reference by any general statement that incorporates by reference this Proxy Statement into any filing under the Securities Act or Exchange Act and they shall not otherwise be deemed filed under such Acts.

 Overview

  The Company's Board of Directors has established a four-member Compensation Committee. Each member of the Compensation Committee is a nonemployee director.

  The Company's executive officer compensation program consists of base salary, annual bonuses, long-term incentive compensation in the form of options to purchase common stock of the Company, and various benefits including participation in the medical, Pension, and 401(k) Plans generally available to employees of the Company.

 Compensation Policies

  The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and longer-term performance goals, reward above-average and discourage below-average performance, recognize individual initiative and achievements, assist the Company in attracting and retaining qualified executives, and build the ownership of the Company's stock by key managers. The Compensation Committee is of the view that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of management with the interests of the Company's shareholders and ultimately enhance shareholder value. The Compensation Committee further believes that bonus and other forms of incentive-based compensation encourage management to attain preset commercial goals for the Company.

  During fiscal 1997, the Compensation Committee sought from the HayGroup an extensive study of compensation and benefits provided by companies of a similar size and industry and a comparison of the results with the compensation and benefits of employees of the Company in positions similar in responsibility, including those of executive officers. Said study indicated that, in general, the compensation and benefits of the Company's executive officers was significantly below the median level of compensation and benefits for positions of similar responsibility in companies of a similar size and industry. Therefore, to cause the compensation and benefits of the Company's executive officers to be consistent with the Compensation Committee's executive compensation philosophy expressed above, the Compensation Committee adopted the following plans for which shareholder approval is sought at the Annual Meeting: the Mississippi Chemical Corporation Officer and Key Employee Incentive Plan and the Mississippi Chemical Corporation Executive Deferred Compensation Plan.

  Section 162(m) of the Internal Revenue Code generally limits the Company's federal income tax deduction for compensation paid to each of the Named Executive Officers to $1,000,000 per year. The Internal Revenue Code provides an exemption from the deduction limit for certain types of "performance based compensation." The Compensation Committee's general philosophy has been to qualify incentive compensation arrangements for the Named Executive Officers for the "performance based compensation" exemption, so as to preserve the Company's federal income tax deduction for such arrangements to the extent practicable. Specifically, the Stock Incentive Plan, the new Officer and Key Employee Incentive Plan (which is being submitted for shareholder approval) and the new Executive Deferred Compensation Plan (which is also being submitted for shareholder approval) are generally intended to provide benefits that qualify as "performance based compensation" that is exempt from the $1,000,000 deduction limit. However, the Compensation Committee has not adopted a blanket policy limiting executive compensation to fully tax-deductible amounts in every case, and nondeductible payments could occur, for example, in the event of a change of control.

  None of the Named Executive Officers exceeded this limit for fiscal year 1997. It is not anticipated that any of the Named Executive Officers will exceed the limit for fiscal year 1998.

 Base Salary

  Base salaries of the President and Chief Executive Officer and the other executive officers (and all other employees) are based on internal equity and external competitiveness. The Company has retained the HayGroup, a management consulting firm specializing in compensation and other employee-related issues, to assist in the establishment of salary ranges for each executive officer (and all other employees). To establish appropriate salary ranges, the HayGroup considers both internal and external factors such as position and compensation levels for comparable positions in similar organizations (including companies represented in the [8]-Stock Custom Composite Index shown in the Performance Graph). Individual salaries are within the range established by the HayGroup; the precise salary for the Named Executive Officers being selected through subjective individual performance evaluations. In these evaluations, the Compensation Committee considers financial criteria, including earnings per share improvement, return on equity, and growth in shareholder value. The Compensation Committee also applies nonfinancial performance measures, including customer and supplier relationships, environmental compliance, employee safety, productivity enhancements, and management development. It is the objective of the Compensation Committee to develop salary programs that attract and maintain qualified key employees and that will reflect their actual performance.

 Annual Bonuses

  The Compensation Committee administers the Company's Officer Incentive Plan. In administering said Plan for fiscal year 1997, the Compensation Committee took into account the Plan criteria and determined the extent to which Plan criteria had been met and that bonuses were appropriate within the limitations of the Plan. Bonuses were granted to the Named Executive Officers as set forth in the Summary Compensation Table based on the Compensation Committee's judgment that the Company's performance met the Plan criteria, which compares operating income as a percent of Capital to Weighted Average Cost of Capital. The Compensation Committee intends to terminate the Officer Incentive Plan with respect to fiscal year 1998 and thereafter if the shareholders approve the Officer and Key Employee Incentive Plan at the Annual Meeting of Shareholders.

 Stock Incentive Plan

  The Compensation Committee also administers the Stock Incentive Plan. The Compensation Committee evaluated the contribution of key executives, including the Named Executive Officers, and based on its evaluation, options to purchase Company stock were awarded during the fiscal year ended June 30, 1997, as set forth in the Stock Option Grants Table. Individual grants are based primarily on the grantee's' level of responsibility and potential impact on the Company's consolidated performance.

  The Compensation Committee believes that the overall program it has adopted, with its emphasis on long-term and incentive-based compensation, serves to focus the efforts of the Company's executives and key employees on the attainment of a sustained high rate of growth and profitability for the benefit of the Company and its shareholders. The Compensation Committee believes that the Executive Deferred Compensation Plan, which the shareholders are asked to approve at the Annual Meeting of Shareholders, will further enhance the focus of the Company's executives and key employees on the attainment of a sustained high rate of growth and profitability for the benefit of the Company and its shareholders.

 Compensation Committee Composition

  The foregoing report is submitted by the members of the Compensation Committee as of June 30, 1997:

                             John Sharp Howie, Chairman
                             Frank R. Burnside, Jr.
                             Robert P. Dixon
                             Woods E. Eastland

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Except as stated below, there are no interlocks or insider participation with any executive officers of the Company or with the members of the Compensation Committee.

 Certain Transactions with Customers

  During fiscal 1997 and 1996, sales to SF Services, Inc. ("SFS"), were approximately $26.6 million and $36.5 million, respectively, representing approximately 5.1 percent and 8.5 percent, respectively, of the Company's net sales and approximately 4.5 percent and 6.8 percent, respectively, of SFS's consolidated gross revenues. Robert P. Dixon, a director of the Company, was an executive officer of SFS until his retirement in 1996. During fiscal 1997 and 1996, sales to Alabama Farmers Cooperative, Inc. ("AFC"), were approximately $15.8 million and $17.4 million, respectively. These sales represent 7.0 percent and 7.5 percent, respectively, of the gross revenues of AFC. John W. Anderson, a director of the Company, was an executive officer of AFC until his retirement in 1995. Sales to SFS and AFC were on terms and conditions comparable to arm's-length transactions with other customers.

  All sales of product to directors and their affiliates have been and are made in the ordinary course of business at prices and terms which are determined based on prevailing competitive conditions and which are no less favorable to the Company than the prices and terms of transactions with other customers.

  On May 23, 1995, the Board of Directors authorized the repurchase of up to
1.5 million shares of the Company's outstanding common stock. Pursuant to that authorization, on July 21, 1995, the Company purchased 200,000 shares at $20 per share from AFC, and on July 27, 1995, the Company purchased 200,000 shares at $20 per share from SFS. The closing price as quoted by the Nasdaq Stock Market's National Market for the Company's stock was $21.88 on July 21 and $22.50 on July 27.

                               PERFORMANCE GRAPH



                         [CAMERA READY COPY GOES HERE]

                          CUMULATIVE TOTAL RETURN
             Based on reinvestment of $100 beginning August 31, 1994

                                                        Custom
                   Mississippi             NASDAQ      Composite    NatWest
                    Chemical      S&P     Composite      Index     Fertilizer
                      Corp.      600/R/  Index (U.S.) (8 Stocks)     Index
                   -----------  -------  ------------ -----------  ----------
Measurement Pt.
AUG-94                $100        $100     $100          $100         $100
SEP-94                $119        $ 99     $100          $112         $119
DEC-94                $109        $ 97     $ 99          $102         $108
MAR-95                $115        $102     $107          $117         $115
JUN-95                $126        $111     $123          $139         $148
SEP-95                $134        $127     $138          $159         $169
DEC-95                $149        $127     $139          $181         $190
MAR-96                $130        $134     $146          $172         $180
JUN-96                $129        $141     $158          $175         $185
SEP-96                $152        $146     $163          $188         $188
DEC-96                $157        $154     $172          $197         $199
MAR-97                $156        $146     $162          $185         $186
JUN-97                $137        $172     $192          $175         $175

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Exchange Act requires all executive officers and directors to report any changes in the ownership of the Company's common stock to the Commission and the Company. Based solely upon a review of these reports, the Company believes that during fiscal 1997 its executive officers, directors, and persons owning more than 10 percent of the Company's common stock complied with all Section 16 filing requirements, except in one instance. Haley Barbour failed to timely file an Initial Statement of Beneficial Ownership of Securities on Form 3. However, such filing has now been made.

SHAREHOLDER PROPOSALS

  Any proposals that shareholders of the Company desire to have presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than July 1, 1998, for inclusion in the Company's 1998 proxy materials.

INDEPENDENT AUDITORS

  Upon the recommendation of the Audit Committee, Arthur Andersen LLP, independent certified public accountants, has been selected by the Board of Directors as the Company's independent auditor for the fiscal year 1998. Representatives of Arthur Andersen LLP are expected to be present at the Company's Annual Meeting of Shareholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Proposal Two--Approval of Amendment and Restatement of the Mississippi
              Chemical Corporation 1995 Stock Option Plan for Nonemployee Directors

               1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

  On April 17, 1997, the Compensation Committee recommended, and the Board of Directors of the Company approved, certain amendments to the 1995 Stock Option Plan for Nonemployee Directors (the "Directors' Stock Purchase Plan") that shareholders are asked to approve at the Annual Meeting of Shareholders. The Board of Directors amended the Director's Stock Purchase Plan on August 19, 1996, to change the grant date from the day following the date of the Company's Annual Meeting of Shareholders to July 1 to correspond with the beginning of the Company's fiscal year.

  The following description of the Directors' Stock Purchase Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Plan, a copy of which appears as Appendix A to this Proxy Statement. The following summary describes the material features of the Directors' Stock Purchase Plan.

  During fiscal 1997, the Compensation Committee and the full Board of Directors received and reviewed the results of an extensive study performed by the HayGroup of options to purchase stock granted annually to directors of companies of a similar size and industry. Said study indicated that the number of options granted and to be granted under the Directors' Stock Purchase Plan was below the median for companies of a similar size and industry. Therefore, on April 17, 1997, and on the recommendation of the Compensation Committee, the Board of Directors elected, subject to shareholder approval, to amend the Directors' Stock Purchase Plan to provide that the number of options to purchase shares of the Company's common stock to be granted to each nonemployee director be increased from 1,500 to 2,000 on each July 1 that such nonemployee director remains a member of the Company's Board of Directors, except that the annual options for the Chairman and Vice Chairman were to be increased from 3,000 to 4,000 and from 2,000 to 3,000, respectively. For any new director, the initial grant of options to purchase shares of the Company's common stock will remain at 5,000 shares. The exercise price for all such options has been, and will continue to be, equal to the fair market value of such stock as of the date of the grant, determined by the average of the closing price of the Company's common stock for the 20 trading days prior to the grant date.

  Each person who became a nonemployee director of the Company at the 1995 Annual Meeting of Shareholders was granted an option to purchase 5,000 shares of the Company's common stock on the first business day after the date of the 1995 Annual Meeting of Shareholders, except that the initial options for the Chairman and Vice Chairman of the Board of Directors were 10,000 and 7,000, respectively. Each person who became a nonemployee director after the date of the 1995 Annual Meeting of Shareholders was granted an option to purchase 5,000 shares of the Company's common stock on the first business day of the next succeeding fiscal year of the Company. Any person who becomes Chairman of the Board after the date of the 1995 Annual Meeting of Shareholders will be granted an additional option to purchase 5,000 shares of the Company's common stock on the first business day of the next succeeding fiscal year of the Company (except that the additional option for a person who previously served as Vice Chairman will be for 3,000 shares). Any person who becomes Vice Chairman of the Board after the date of the 1995 Annual Meeting of Shareholders will be granted an additional option to purchase 2,000 shares of the Company's common stock on the first business day of the next succeeding fiscal year of the Company.

  The purchase price with respect to each option granted to nonemployee directors shall be equal to the average of the closing price of the Company's common stock as reported on Nasdaq National Market System or the New York Stock Exchange, as the case may be, for the last 20 trading days prior to the date of option grant. The purchase price may be paid by check or by the delivery of shares of the Company's common stock then owned by the participant or by cashless exercise.

  The option term shall be 10 years. All options granted to nonemployee directors shall become exercisable in installments one year after the date of option grant and shall be fully exercisable six years from the date of the grant, or upon a change of control of the Company. The period of exercise following death, disability or retirement shall be three years. In the event of any other termination of service on the Board, each option shall expire three months after the date of optionee's termination of service.

  The Directors' Stock Purchase Plan was adopted by the Board of Directors of the Company on July 20, 1995, and approved by shareholders on November 14, 1995. If shareholder approval of the amendments to the Directors' Stock Purchase Plan is not obtained, there will be no increase in the number of options to purchase common stock subject to issuance under the Plan. The number of options will remain at the current levels as approved by shareholders at the 1995 Annual Meeting of Shareholders.

  Three hundred thousand shares of the Company's common stock (which may be newly issued or treasury shares) are reserved for issuance under the Directors' Stock Purchase Plan. The number of shares reserved and subject to option shall be adjusted if the Company changes the number of issued shares without consideration (such as by stock dividend or stock split).

  Under current U.S. federal tax law, a nonemployee director who is granted an option will not realize any taxable income at the time of grant. The director will have taxable income at the time of exercise equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a corresponding deduction.

  The purpose of the amendments to the Directors' Stock Purchase Plan is to cause the Plan to approximate the median level of such plans of companies of a similar size and industry.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE DIRECTORS' STOCK PURCHASE PLAN.

Proposal Three--Approval of Mississippi Chemical Corporation Officer and Key
                Employee Incentive Plan

                    OFFICER AND KEY EMPLOYEE INCENTIVE PLAN

  On August 26, 1997, the Compensation Committee of the Board of Directors of the Company approved the Officer and Key Employee Incentive Plan (the "Key Employee Incentive Plan") that shareholders are asked to approve at the Annual Meeting of Shareholders. If approved, the Key Employee Incentive Plan will substitute for the Officer Incentive Plan, which the Compensation Committee intends to terminate at the next meeting of the Committee after shareholder approval of the Key Employee Incentive Plan.

  The following description of the Key Employee Incentive Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Plan, a copy of which appears as Appendix B to this Proxy Statement. The following summary describes the material features of the Key Employee Incentive Plan.

  The Key Employee Incentive Plan is to be effective for the fiscal year beginning July 1, 1997, and subsequent fiscal years. The purpose of the plan is to align the interests of key employees of the Company with those of its shareholders, to enhance the profitability of the Company, to facilitate the recruitment and retention of key employees, and to provide key employees with annual incentives competitive with the median level of such incentives among similar companies. If approved by the Company's shareholders, the Key Employee Incentive Plan will replace the existing Officer Incentive Plan, which will be terminated.

  Bonuses payable under the Key Employee Incentive Plan are intended to qualify as "qualified performance based compensation" under Section 162(m) of the Internal Revenue Code, in order to maximize the Company's federal income tax deduction for compensation paid to certain of its officers. To qualify for this tax treatment, payment of bonuses to Company officers whose compensation would otherwise be affected by the deduction limit is contingent on shareholder approval of the material terms of the Plan, as described below.

  The Key Employee Incentive Plan is administered by the Compensation Committee, which also has the authority to amend or terminate the Plan.

  The Compensation Committee may designate each year officers and other key employees as eligible to receive incentive compensation under the Key Employee Incentive Plan. Such designation will be based in part on the number of Hay Points assigned to an employee's position.

  Incentive compensation under the Key Employee Incentive Plan for a fiscal year is payable only if the Compensation Committee certifies that the Company's Consolidated Performance (as defined in the Plan) for the fiscal year equals or exceeds the Weighted Average Cost of Capital (as defined in the Plan). Within the first 90 days of each fiscal year, the Compensation Committee will establish various bonus amounts to be paid to each of the participants in the Plan if the Company attains specified Consolidated Performance goals for the fiscal year. The bonus amounts are set as a percentage of each participant's base salary at the beginning of the year; in no event can any participant receive incentive compensation under the Plan of more than 90 percent of his base salary (and then only when the Company achieves Extraordinary Performance, as defined in the Plan). If the Company achieves certain Consolidated Performance goals for the year, the Compensation Committee has the right to partially reduce (but not increase) a participant's bonus amount based on individual performance or other factors the Compensation Committee deems appropriate.

  Bonuses under the Plan are generally payable in a cash lump sum as soon as practicable after the Compensation Committee makes its final determination after the end of each fiscal year. Cash lump-sum payments are taxable income to the recipients and generally are deductible by the Company for federal income tax purposes. However, participants in the Key Employee Incentive Plan who are also eligible to participate in the Executive Deferred Compensation Plan may elect to forego receipt of an immediate cash bonus and instead receive deferred issuance stock, as described under "Proposal Four--Approval of Mississippi Chemical Corporation Executive Deferred Compensation Plan" below.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE KEY EMPLOYEE INCENTIVE PLAN.

Proposal Four--Approval of Mississippi Chemical Corporation Executive Deferred
               Compensation Plan

                     EXECUTIVE DEFERRED COMPENSATION PLAN

  On August 26, 1997, the Compensation Committee of the Board of Directors of the Company approved the Executive Deferred Compensation Plan that shareholders are asked to approve at the Annual Meeting of Shareholders.

  The following description of the Executive Deferred Compensation Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Plan, a copy of which appears as Appendix C to this Proxy Statement. The following summary describes the material features of the Executive Deferred Compensation Plan.

  The Executive Deferred Compensation Plan is intended to be an unfunded "top-hat" deferred compensation plan which is not tax-qualified. The Plan is to be effective August 26, 1997, and will permit participants to elect to defer payment of bonuses that they would otherwise receive during calendar year 1998 and later years under the Key Employee Incentive Plan and any bonuses that would otherwise be paid during the year, including under any "all-employee" profit-sharing plan, of the Company or its subsidiaries. The Plan is intended to align the interests of executives more closely with those of the Company's shareholders, by giving them an incentive to receive part of their compensation in the form of deferred issuance stock of the Company rather than in cash.

  Eligibility for the Executive Deferred Compensation Plan is limited to a select group of executive officers and key employees designated in writing by the Compensation Committee in accordance with the requirements of the Employee Retirement Income Security Act of 1974 for unfunded "top-hat" plans.

  Participants in the Executive Deferred Compensation Plan may irrevocably elect, prior to the end of a calendar year, to defer payment of all or a portion of the bonuses that would otherwise be payable in cash to them in the following calendar year. A participant who makes this election will have a bookkeeping account that will be credited with "deferred shares" representing his unsecured right to receive actual shares of the Company's common stock from the Company at a future date. The number of deferred shares initially credited to the participant's account is calculated by dividing 150 percent of the amount of cash bonus he has elected to defer by the lesser of (a) the average fair market value of a share of the Company's stock as of July 1 of the prior calendar year, or (b) the average fair market value of a share of the Company's stock as of the date payment of the cash bonus would otherwise have been made to the participant. For this purpose, average fair market value means the average closing prices reported on the New York Stock Exchange for the last 20 trading days prior to the date in question. The maximum possible number of deferred shares credited under the Plan would be for a participant who qualified for the maximum possible bonus under the Key Employee Incentive Plan, e.g., 90 percent of his salary. If he elected to forego a cash payment in that amount, he would instead be credited with deferred shares having a market value (as of the prior July 1 or the bonus payment date, whichever yields a higher number of shares at risk under said Plan) equal to 135 percent of his base salary.

  The participant's "deferred shares account" will be adjusted to reflect dividends, stock splits, and similar transactions affecting actual shares of the Company's stock. Each year that the participant elects to defer additional bonuses under the plan, additional deferred shares will be credited to his account. The deferred share credits are mere bookkeeping entries, and the participant will not actually own shares of Company stock relating to his account in the Executive Deferred Compensation Plan, nor will he have voting rights or other incidents of ownership of shares of Company stock. The participant cannot pledge, transfer, or assign his account under the Plan.

  When the participant initially elects to defer a bonus under the Executive Deferred Compensation Plan, he may designate a deferred payment date, which must be at least 18 months after the date of the election. On the deferred payment date, the Company will deliver to the participant a number of shares of Company stock equal to the number of deferred shares then credited to the participant's account. In certain circumstances he can elect to further defer the receipt of the stock, or elect to have it transferred in annual installments. If the participant terminates employment, dies, becomes totally disabled, or retires before the deferred payment date he had elected, the stock will be issued to the participant (or his beneficiary) on the earlier of 30 days after the end of that calendar year or the deferred payment date. The Company reserves the right to pay cash to a participant in lieu of delivering stock if the Company determines that payment in stock would violate any provision of law, the Company's Articles or Bylaws, or stock exchange listing rules, or if trading in Company stock ceases.

  The Executive Deferred Compensation Plan is intended to result in deferral of federal income tax to the participant until the time he actually receives shares of the Company's stock. Receipt of the stock is expected to result in ordinary income to the participant equal to the fair market value of the shares at the time of receipt. The Company's federal income tax deduction will likewise be deferred until the time when the participant receives the shares and recognizes taxable income. FICA tax will be due on the amount initially credited to the participant's account at the time of the initial credit.

  Benefits payable under the Executive Deferred Compensation Plan may generally be made only in the form of stock and are intended to increase participants' investment in the Company. Benefits also are intended to qualify as "qualified performance based compensation" under Section 162(m) of the Internal Revenue Code, in order to maximize the Company's federal income tax deduction for compensation paid to certain of its officers. To qualify for this tax treatment, adoption of the Plan is contingent on shareholder approval of the material terms of the Plan, as described above.

  The Executive Deferred Compensation Plan is administered by the Compensation Committee, which also has the authority to amend or terminate the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE EXECUTIVE DEFERRED COMPENSATION PLAN.

Proposal Five--Approval of Mississippi Chemical Corporation Deferred
               Compensation Plan for Nonemployee Directors

               NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

  On August 29, 1997, the Board of Directors of the Company, acting through its Executive Committee, approved the Nonemployee Directors' Deferred Compensation Plan, that shareholders are asked to approve at the Annual Meeting of Shareholders.

  The following description of the Nonemployee Directors' Deferred Compensation Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Plan, a copy of which appears as Appendix D to this Proxy Statement. The following summary describes the material features of the Plan.

  The Nonemployee Directors' Deferred Compensation Plan is an unfunded deferred compensation plan which is not tax qualified. The Plan is intended to align the interests of directors more closely with those of the Company's shareholders, by providing that half of their annual retainer will automatically be provided to them in deferred issuance stock of the Company, and by encouraging them to elect to receive the other half of their retainer in the form of deferred issuance stock of the Company. The Plan is to be effective for retainer periods beginning on and after January 1, 1998. If approved by the Company's shareholders, the Plan will replace the 1995 Restricted Stock Purchase Plan for Nonemployee Directors, which will be terminated effective December 31, 1997.

  All directors of the Company who are not employees of the Company or any of its subsidiaries automatically participate in the Nonemployee Directors' Deferred Compensation Plan. One-half of each nonemployee director's annual retainer is automatically deferred and credited to his account under the Plan in the form of "deferred shares." The nonemployee director may elect to what extent he wants the other half of his retainer paid to him in cash or credited to his account in "deferred shares." The number of deferred shares to be credited to him is determined by dividing 150 percent of the dollar amount of his retainer that is to be deferred (either automatically or at his election) by the lesser of (a) the average fair market value of a share of the Company's stock on the last July 1, or (b) the average fair market value of a share of the Company's stock as of the first day of the retainer period. For this purpose, average fair market value means the average closing prices reported on the New York Stock Exchange for the last 20 trading days prior to the date in question.

  Deferred shares under the Nonemployee Directors' Deferred Compensation Plan are similar to deferred shares under the Executive Deferred Compensation Plan, which is described above. One difference is that a nonemployee director may irrevocably elect, at the time of his original deferral election, to have payment of his benefits occur upon a change of control of the Company, if a change of control occurs before the deferred payment date he has otherwise elected and before he ceases to be a director of the Company. A second difference is that a nonemployee director may elect to have deferred shares attributable to any optional deferral settled at the deferred payment date through a cash payment equal to the then-current fair market value of the shares in lieu of receiving actual shares.

  The Nonemployee Directors' Deferred Compensation Plan is intended to encourage an increase in participants' investment in the Company. Benefits also are intended to result in deferral of federal income tax until the nonemployee director actually receives cash or shares of Company stock. The nonemployee director should recognize ordinary income equal to the cash or the then-current fair market value of the stock at the time it is received. The Company's federal income tax deduction is expected to be deferred until the nonemployee director recognizes income.

  The Nonemployee Directors' Deferred Compensation Plan is administered by the Compensation Committee, which also has the authority to amend or terminate the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN.

                General Information Regarding Tax Consequences

  The description of the tax consequences of the plans under Proposals 2, 3, 4 and 5 above is based on interpretation of current tax statutes, regulations, IRS rulings, and case law, which are all subject to change. The Company does not intend to seek any IRS ruling with respect to the tax consequences of any of the plans. The tax information given above is merely a general summary of the expected tax consequences of each plan, and plan participants should consult their own tax advisors for specific advice as to how participation in the plans affects their personal tax situation. State, local, and foreign tax consequences of participating in the plans are not addressed here.

                                                                        ANNEX A

                       AMENDMENT AND RESTATEMENT OF THE
                       MISSISSIPPI CHEMICAL CORPORATION

                            1995 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS

                           EFFECTIVE APRIL 17, 1997

  1. Purpose. The purpose of the Mississippi Chemical Corporation 1995 Stock Option Plan for Nonemployee Directors (the "Plan") is to encourage directors (including emeritus directors) who are not officers or full-time employees of Mississippi Chemical Corporation (the "Company") or any of its subsidiaries ("Nonemployee Directors") to become shareholders in the Company thereby giving them a stake in the growth and profitability of the Company, to enable them to represent the viewpoint of the shareholders of the Company more effectively, to encourage them to continue serving as directors, and to provide them with long-term incentives competitive with the median level of such incentives among companies of a similar size and industry.

  2. Shares Reserved. There is hereby reserved for issuance under the Plan an aggregate of 300,000 shares of common stock which may be authorized but unissued or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under this Plan, all unissued shares subject to the option may again be used for new options granted under this Plan.

  3. Grant of Options. Each person who is or becomes a Nonemployee Director of the Company on the date of the annual meeting of shareholders ("Annual Meeting") for 1995 shall be granted an initial option to purchase 5,000 shares of common stock on the first business day after the date of the Annual Meeting. The initial options for the Chairman and Vice Chairman of the Board of Directors shall be for 10,000 and 7,000 shares of common stock, respectively.

  Each person who becomes a Nonemployee Director after the date of the 1995 Annual Meeting shall be granted an initial option to purchase 5,000 shares of common stock as of the first business day of the next succeeding fiscal year of the Company. Any person who becomes Chairman of the Board after the date of the 1995 Annual Meeting shall be granted an additional option to purchase 5,000 shares of common stock as of the first business day of the next succeeding fiscal year of the Company (except that the additional option for a person who previously served as Vice Chairman shall be for 3,000 shares). Any person who becomes Vice Chairman of the Board after the date of the 1995 Annual Meeting shall be granted an additional option to purchase 2,000 shares of common stock as of the first business day of the next succeeding fiscal year of the Company.

  Each Nonemployee Director who is granted an initial option hereunder shall be granted an additional option to purchase 2,000 shares of common stock as of each July 1 (or if not a business day, the first business day thereafter) on which the Nonemployee Director is a member of the Board; provided, however, that in fiscal year ending June 30, 1997, each such additional option shall be granted as of August 19 in lieu of July 1, 1996. The annual options for the Chairman and Vice Chairman of the Board shall be for 4,000 and 3,000 shares, respectively.

  4. Option Price. The option price for each option granted to Nonemployee Directors shall be equal to the average of the closing price of the shares subject to option as reported on the Nasdaq National Market System or the New York Stock Exchange, as the case may be, for the last 20 trading days prior to the date of option grant. The option price may be paid by check or by the delivery of shares of common stock then owned by the participant. A director may also pay the option price by use of cashless exercise as permitted under the Federal Reserve Board's Regulation T.

  5. Term; Termination of Service. The option term shall be ten years. Any option granted to a Nonemployee Director may not be exercised for the first year from the date of its grant. Any option granted to a Nonemployee Director may be exercisable for 20 percent of the shares subject to option during the second year from the date of grant, 40 percent for the third year from the date of grant, 60 percent for the fourth year from the date of grant, 80 percent for the fifth year from the date of grant, and shall be fully exercisable commencing with the sixth year from the date of grant. Each option shall become fully exercisable upon the retirement of the director or upon a change of control of the Company as defined in paragraph 10 of the Company's 1994 Stock Incentive Plan. Each option shall expire three months after the date of optionee's termination of service for any reason other than death, disability or retirement. In the event of death, disability or retirement, each option shall be exercisable for a period of three years after termination. For these purposes, retirement shall mean termination of service on the Board of Directors after the Nonemployee Director has attained age 55 and completed at least five years of service as a member of the Board. Except in the case of retirement, any option granted to a Nonemployee Director may be exercised during the indicated periods following termination only to the extent the option was exercisable on the date of termination.

  6. Nontransferability. Any option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Nonemployee Director's lifetime only by the director or the director's guardian or legal representative. If a director dies during the option period, any option granted to the director may be exercised by his or her estate or the person to whom the option passes by will or the laws of descent and distribution.

  7. Adjustment Provisions.

    (a) If the Company shall at any time change the number of issued shares of common stock without new consideration to it (such as by stock dividends, stock splits or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be automatically adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed.

    (b) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding common stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Nonemployee Director to whom an option has been granted under the Plan shall have the right during the remaining term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of common stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of common stock of the Company upon consummation of an Acquisition.

  8. Registration and Legal Compliance. The grant of any option under the Plan may also be subject to other provisions as counsel to the Company deems appropriate including, without limitation, provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for common stock purchased upon the exercise of any option granted under this Plan prior to the admission of such shares to listing on any stock exchange on which common stock of the Company may at that time be listed. If the Company shall be advised by its counsel that the shares deliverable upon exercise of an option are required to be registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of such option, but delivery of shares by the Company may be deferred until such registration is effective or such prospectus is available.

  9. Amendment, Suspension and Termination of Plan. The Board of Directors may suspend or terminate the Plan at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to or otherwise reflect any change in applicable laws or regulations or to permit the Company or the Nonemployee Directors to enjoy the benefits of any change in applicable laws or regulations; provided, however, that this Plan may not be amended more than once every six months and that no amendment shall, without shareholder approval, increase the number of shares of common stock which may be issued under the Plan, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing to Nonemployee Directors under the Plan. No such amendment, suspension or termination shall impair the rights of Nonemployee Directors under any outstanding options, or make any change that would disqualify the Plan or any other plan of the Company intended to be so qualified from the exemption provided by Securities and Exchange Commission Rule 16b-3.

  10. Shareholder Approval; Term. This Plan was adopted by the Board of Directors of the Company on July 20, 1995, approved by the shareholders at their Annual Meeting held November 14, 1995, and amended by the Board of Directors of the Company effective as of August 19, 1996. The term of the Plan shall be for a five-year period from said date of shareholder approval. This Amendment and Restatement is effective April 17, 1997, subject to shareholder approval.

                                                                        ANNEX B

                       MISSISSIPPI CHEMICAL CORPORATION

                    OFFICER AND KEY EMPLOYEE INCENTIVE PLAN

                            EFFECTIVE JULY 1, 1997

                         I. ESTABLISHMENT AND PURPOSES


  1.1 Establishment. Mississippi Chemical Corporation, acting through its Compensation Committee, has established this Mississippi Chemical Corporation Officer and Key Employee Incentive Plan, effective July 1, 1997, subject to shareholder approval in accordance with Section 4.6 below. The Plan supersedes and replaces the Company's prior "Officer Incentive Plan," effective with respect to amounts accruing on and after July 1, 1997.

  1.2 Purpose. The purpose of the Plan is to align the interests of officers and key employees of the Company and certain of its affiliates and subsidiaries with those of the Company's shareholders, to enhance the profitability of the Company, to facilitate the Employers' ability to recruit and retain valued officers and key employees, and to provide officers and key employees with annual incentives competitive with the median level of such incentives among companies of a similar size and industry, by providing to such officers and key employees annual incentive compensation. Incentive compensation granted to Covered Employees is intended to qualify as qualified performance-based compensation under Code Section 162(m)(4)(C) and related Treasury regulations, and the Plan shall be interpreted accordingly.

                                II. DEFINITIONS

  2.1 Definitions. The following capitalized terms appearing in this Plan have the following meanings, unless the context clearly indicates otherwise:

    a. "Code" means the Internal Revenue Code of 1986, as amended.

    b. "Committee" and "Compensation Committee" mean the Compensation Committee of the Board of Directors of the Company.

    c. "Company" means Mississippi Chemical Corporation or its successors.

    d. "Consolidated Performance" means the financial performance of the Company and its consolidated subsidiaries as expressed by Operating Income as a percentage of Total Capital for the Plan Year being considered.

    e. "Covered Employee" means an officer of the Company described in Code
  Section 162(m)(3).

    f. "Deferred Compensation Plan" means the Mississippi Chemical Corporation Executive Deferred Compensation Plan, as amended from time to time.

    g. "Employers" means the Company, Mississippi Chemical Management Company, and Mississippi Chemical Company, L.P., and any other subsidiary or affiliate of the Company that adopts the Plan with the approval of the Committee.

    h. "Extraordinary Bonus" for any particular Participant with respect to a particular Plan Year shall be the percentage of such Participant's base salary designated by the Compensation Committee to be paid to such Participant if the Company's Consolidated Performance equals or exceeds Extraordinary Performance.

    i. "Extraordinary Performance" for any Plan Year means that the Company's Consolidated Performance equaled its Weighted Average Cost of Capital plus 20 percent.

    j. "Hay Points" means the number of points assigned to an employment position in accordance with the Employers' compensation system developed by the HayGroup.

    k. "Participant" means an officer or key employee of an Employer who is eligible or selected to participate pursuant to Article III below and is eligible to receive a bonus payment pursuant to Section 4.2 below.
    l. "Plan" means this Mississippi Chemical Corporation Officer and Key Employee Incentive Plan, as amended from time to time.

    m. "Plan Year" means the period commencing on July 1 and ending on the following June 30.

    n. "Superior Bonus" for any particular Participant with respect to a particular Plan Year shall be the percentage of such Participant's base salary designated by the Compensation Committee to be paid to such Participant if the Company's Consolidated Performance equals Superior Performance.

    o. "Superior Performance" for any Plan Year means that the Company's Consolidated Performance equaled its Weighted Average Cost of Capital plus 8 percent.

    p. "Threshold Bonus" for any particular Participant with respect to a particular Plan Year shall be the percentage of such Participant's base salary designated by the Compensation Committee to be paid to such Participant if the Company's Consolidated Performance equals Threshold Performance.

    q. "Threshold Performance" for any Plan Year means that the Company's Consolidated Performance equaled its Weighted Average Cost of Capital.

  Additional terms are defined and/or illustrated in Exhibits A and B attached hereto and incorporated herein.

                               III. ELIGIBILITY

  3.1 Eligibility. The Compensation Committee, in its sole discretion, shall, no later than the 90th day of each Plan Year (or, in the case of an employee other than a Covered Employee who first becomes an officer or a key employee in accordance with this Section 3.1 during a Plan Year, within 90 days thereafter) (i) designate in writing the officers and key employees of the Employers eligible to participate in the Plan for that Plan Year, each of whom shall be in a position with at least the minimum number of Hay Points designated by the Committee, and (ii) designate in writing the Threshold, Superior and Extraordinary Bonuses for each Participant.

                         IV. ENTITLEMENT TO AND AMOUNT
                           OF INCENTIVE COMPENSATION

  4.1 Performance Goal. Incentive compensation payments will be made under the Plan with respect to a Plan Year as follows:

    a. if the Company's Consolidated Performance equals Threshold
  Performance, each Participant shall receive his Threshold Bonus;

    b. if the Company's Consolidated Performance falls between Threshold Performance and Superior Performance, each Participant shall receive his Threshold Bonus and shall, subject to any reduction by the Compensation Committee pursuant to Section 4.2 below, receive an additional payment determined by (i) dividing the difference between the Company's Consolidated Performance and Threshold Performance by the difference between Superior Performance and Threshold Performance, times (ii) the difference between the Participant's Superior Bonus and Threshold Bonus;

    c. if the Company's Consolidated Performance equals Superior Performance, each Participant shall receive his Threshold Bonus and shall, subject to any reduction by the Compensation Committee pursuant to Section 4.2 below, receive an additional amount which, when added to his Threshold Bonus, equals the amount of his Superior Bonus;

    d. if the Company's Consolidated Performance falls between Superior Performance and Extraordinary Performance, each Participant shall receive his Threshold Bonus and shall, subject to any reduction by the Compensation Committee pursuant to Section 4.2 below, receive (i) an additional payment equal to the difference between his Threshold Bonus and his Superior Bonus and (ii) an additional payment determined by (a) dividing the difference between the Company's Consolidated Performance and Superior Performance by the difference between Extraordinary Performance and Superior Performance, times (b) the difference between the Participant's Extraordinary Bonus and his Superior Bonus; or

    e. if the Company's Consolidated Performance equals or exceeds Extraordinary Performance, each Participant shall receive his Threshold Bonus and shall, subject to any reduction by the Compensation Committee pursuant to Section 4.2 below, receive an additional amount which, when added to his Threshold Bonus, equals the amount of his Extraordinary Bonus.

  As soon as practicable after the end of each Plan Year, the Committee shall certify in writing the Company's Consolidated Performance and the extent to which the Company has achieved Threshold Performance, Superior Performance or Extraordinary Performance for the year. The Committee's determination shall be final and binding.

  4.2 Eligibility to Receive Amount of Incentive Compensation. To be eligible to receive an incentive compensation payment with respect to a Plan Year under the Plan, an individual (i) must be eligible to participate in the Plan pursuant to Article III above; and (ii) must remain employed by an Employer through the last day of such Plan Year. Notwithstanding the foregoing, a prorated amount of incentive compensation (determined by the Committee) will be paid to any individual who is otherwise eligible who, during the Plan Year, dies, becomes disabled, or terminates employment for reasons other than willful misconduct, and to any individual other than a Covered Employee who first becomes otherwise eligible to participate in the Plan during the Plan Year. The maximum amount of incentive compensation payable to any Participant shall not exceed 90 percent of his annual salary. For this purpose, annual salary is determined as of the first day of the Plan Year, and in the case of any employee other than a Covered Employee who first becomes a Participant during the Plan Year, annual salary is determined as of the first day of the Plan Year such employee became a Participant; and annual salary is the Participant's base salary (before salary reduction or salary deferral contributions under Code Sections 125 or 401(k) and without regard to the value of any benefit other than base salary). The Committee shall have the discretionary authority, based on individual performance and such other factors as the Committee deems appropriate, to reduce the Bonus payable to a particular Participant by up to 100 percent of the excess, if any, over such Participant's Threshold Bonus.

  4.3 Form and Time of Payment. Any incentive compensation shall be paid in a cash lump sum as soon as practicable after the Committee's certification of the Company's Consolidated Performance pursuant to Section 4.1 above and any reductions in accordance with Section 4.2 above. Notwithstanding the foregoing, a Participant who is entitled to incentive compensation under this Plan and who is a participant in the Mississippi Chemical Corporation Executive Deferred Compensation Plan may elect to defer payment of his incentive compensation and to have deferred stock credited to him, in accordance with said Deferred Compensation Plan. Once a Participant elects to participate in said Deferred Compensation Plan, his benefits, rights, and entitlements will be determined solely under the Mississippi Chemical Corporation Executive Deferred Compensation Plan.

  4.4 Payment of Bonuses in the Event of Death. If a Participant dies before receiving all amounts payable hereunder, the entire unpaid amount shall be paid in one lump sum to the beneficiary designated by such Participant. No beneficiary designation shall be valid unless it is in writing, signed by the Participant, dated and filed with the Committee prior to death. If the Participant is married and designates a primary beneficiary other than his spouse, the beneficiary designation must include the written consent of the spouse in such form as the Committee requires. Any beneficiary designation may be revoked and a new designation may be made, as long as the new designation is in writing, signed by the Participant, dated and filed with the Committee prior to death. If no beneficiary has been designated, or no designated beneficiary survives the Participant, any unpaid amounts will be paid to the Participant's surviving spouse, or if the Participant does not have a surviving spouse, to the Participant's estate, as soon as administratively possible.

  4.5 Source of Payment. All payments under this Plan shall be paid from the general funds of the Employer. The Employer shall be under no obligation to segregate any assets in connection with the award of any bonus hereunder, nor shall anything contained in this Plan or any action taken pursuant to the Plan create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and Participant.

  4.6 Shareholder Approval. Payment of incentive compensation under this Plan to Covered Employees is contingent upon shareholder approval of certain material terms of the Plan, in accordance with Code Section 162(m)(4)(C).

                            V. PLAN ADMINISTRATION

  5.1 Committee. The Committee shall have complete authority and discretion to control and manage the operation and administration of the Plan. The Committee shall construe and interpret the Plan, reconcile inconsistencies, resolve ambiguities and supply omissions in the Plan, and shall determine all questions arising in the administration and interpretation of the Plan; however, all such interpretations and decisions shall be applied in a uniform manner to all similarly situated Participants. All decisions and interpretations of the Committee made in good faith pursuant to the Plan shall be final, conclusive and binding on all persons.

  5.2 Indemnification. In the event and to the extent not insured under any contract of insurance with an insurance company, the Employers shall indemnify and hold harmless each "Indemnified Person," as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, fines, expenses (specifically including, but not limited to, counsel fees to the extent approved by the Board of Directors of the Company or otherwise provided by law, court costs and other reasonable expenses of litigation), and liability of every kind, including amounts paid in settlement with the approval of the Board of Directors, arising from any action or cause of action related to the Indemnified Person's act or acts or failure to act. Such indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, fines, expenses, and liability arise in whole or in part from the negligence or other fault of the Indemnified Person, except when the same is judicially determined to be due to gross negligence, fraud, recklessness, or willful or intentional misconduct of such Indemnified Person. The indemnification provided in this Section 5.2 shall not be construed to limit or supersede any other indemnity provided by the Employer. "Indemnified Person" shall mean the Committee and each employee, officer, or director of the Employers acting in a decision-making or administrative role with respect to the Plan.

                                  VI. GENERAL

  6.1 Offset and Withholding. The Committee shall have the discretion and sole authority to determine the amount and timing of any withholding or employment taxes with respect to amounts otherwise payable under the Plan. In the event a Participant is indebted to an Employer for any reason at the time payment becomes due hereunder, the Employer, in its discretion, may offset the payments due hereunder against such indebtedness.

  6.2 Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

  6.3 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

  6.4 Controlling Law. The laws of Mississippi (without regard to its conflicts of laws rules) shall be controlling in all matters relating to the Plan.

  6.5 Successors. This Plan is binding on the Employers and will be binding on and inure to the benefit of any successor of any Employer, whether by way of purchase, merger, consolidation or otherwise.

  6.6 Not an Employment Contract. This Plan does not constitute a contract of employment and shall not be construed to give any Participant the right to be retained in the Employer's service.

  6.7 Amendment and Termination. The Committee must necessarily reserve and hereby does reserve the right to amend or terminate the Plan at any time.

                            VII. EXECUTION OF PLAN

  7.1 To record the establishment of the Plan, the undersigned, being duly authorized to act on behalf of the Compensation Committee of the Board of Directors of the Company, have executed this document at Yazoo City, Mississippi, in one or more counterparts, each of which shall be considered an original, and all but one instrument.

Dated: ____________________________       MISSISSIPPI CHEMICAL CORPORATION

                                          By: _________________________________
                                              John Sharp Howie
                                              Chairman, Compensation Committee

                                          By: _________________________________
                                              Ethel Truly
                                              Vice President--Administration

                                   EXHIBIT A

       DEFINITIONS INCORPORATED INTO THE MISSISSIPPI CHEMICAL CORPORATION
                    OFFICER AND KEY EMPLOYEE INCENTIVE PLAN

              (LINE REFERENCES TO SAMPLE CALCULATION IN EXHIBIT B)

 LINE           TERM                              DEFINITION
 ---- ------------------------- ---------------------------------------------
  1   Debt                      Average consolidated debt for the Plan Year
                                 (sum of debt at each month's end divided
                                 by 12).
  2   Equity                    Average equity for the Plan Year (sum of
                                 equity at each month's end divided by 12).
  3   Total Capital             Sum of lines 1 and 2.
  4   Percent Debt              Debt as a percent of Total Capital (line 1
                                 divided by line 3).
  5   Percent Equity            Equity as a percent of Total Capital (line 2
                                 divided by line 3).
  6   Total                     100 percent.
  7   Actual Interest Rate      Actual Interest Rate on Debt for the Plan
       on Debt                   Year (provided by Finance).
  8   Assigned Add-On to Equity 6 percent or such other percentage set by the
                                 Compensation Committee within 90 days of the
                                 beginning of the Plan Year.
  9   Assumed Cost of Equity    Actual Interest Rate on Debt plus Add-On For
                                 Equity (line 7 plus line 8).
 10   Weighted Average Cost     Weighted Average Cost of Capital for the Plan
       of Capital                Year [(line 7 times line 4)
                                 plus (line 9 times line 5)].
 11   Operating Income          Net revenues less operating expenses on a
                                 consolidated basis (provided by Finance).
 12   Consolidated Performance  Operating Income divided by Total Capital expressed as a percentage (line 11 divided
                                 by line 3).
 13   Weighted Average Cost     Same as line 10.
       of Capital
 14   Excess (Deficit)          Consolidated Performance above (below)
                                 Weighted Average Cost of Capital (line 12
                                 less line 13).
 15   Threshold Bonus           The percentage of a Participant's base salary
                                 designated by the Compensation Committee to
                                 be paid to him if the Company's Consolidated
                                 Performance for the Plan Year equals
                                 Threshold Performance.
 16   Superior Bonus            The percentage of a Participant's base salary
                                 designated by the Compensation Committee to
                                 be paid to him if the Company's Consolidated
                                 Performance for the Plan Year equals
                                 Superior Performance.
 17   Extraordinary Bonus       The percentage of a Participant's base salary
                                 designated by the Compensation Committee to
                                 be paid to him if the Company's Consolidated
                                 Performance for the Plan Year equals or
                                 exceeds Extraordinary Performance.
 18   Actual Bonus              Calculated in accordance with Section 4.1 of
                                 the Plan.

                                   EXHIBIT B
                    TO THE MISSISSIPPI CHEMICAL CORPORATION
                    OFFICER AND KEY EMPLOYEE INCENTIVE PLAN

                  SAMPLE CALCULATION FOR HYPOTHETICAL EMPLOYEE
                       WITH SALARY OF $75,000 CALCULATED
           FOR PLAN YEAR ENDED 6/30/97 AS IF PLAN HAD BEEN EFFECTIVE

                                                      FISCAL YEAR 1997
                                              ---------------------------------
  1  Debt..................................                        $155,057,000
  2  Equity................................                        $353,814,000
  3  Total Capital (sum of lines 1 and 2)..                        $508,871,000
  4  Percent Debt..........................                               30.47%
  5  Percent Equity........................                               69.53%
  6  Total (sum of lines 4 and 5)..........                              100.00%
  7  Actual Interest Rate on Debt..........                                6.15%
  8  Assigned Add-On to Equity.............                                6.00%
  9  Assumed Cost of Equity (sum of lines 7
     and 8)................................                               12.15%
 10  Weighted Average Cost of Capital......                               10.32%
 11  Operating Income......................                         $91,209,000
 12  Consolidated Performance..............                               17.92%
 13  Weighted Average Cost of Capital......                               10.32%
 14  Excess (Deficit) (line 12 less line
     13)...................................                                7.60%
 15  Threshold Bonus (sample)..............         5% of Base Salary or $3,750
 16  Superior Bonus (sample)...............        10% of Base Salary or $7,500
 17  Extraordinary Bonus (sample)..........       15% of Base Salary or $11,250
 18  Actual Bonus for Plan Year Ended
     6/30/97...............................   9.75% of Base Salary or $7,312.50

                                                                        ANNEX C

                       MISSISSIPPI CHEMICAL CORPORATION

                     EXECUTIVE DEFERRED COMPENSATION PLAN

                           EFFECTIVE AUGUST 26, 1997

                                   SECTION 1

                                 INTRODUCTION

  1.1 Plan. This plan has been established by Mississippi Chemical Corporation for the benefit of eligible employees of Mississippi Chemical Corporation, Mississippi Chemical Management Company and Mississippi Chemical Company, L.P. (hereinafter collectively referred to as the "Employer"), and shall be known as the Mississippi Chemical Corporation Executive Deferred Compensation Plan (the "Plan"). Other subsidiaries and affiliates of Mississippi Chemical may adopt the Plan for the benefit of their executive officers and key employees, subject to the approval of the Committee (as defined in Section 4.1 below).

  1.2 Effective Date. The "Effective Date" of the Plan is August 26, 1997, subject to shareholder approval of the material terms of the Plan in accordance with Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

  1.3 Purpose. The Plan has been established to provide incentives to a select group of the Employer's executive officers and key employees to more closely align their interests with those of the shareholders of Mississippi Chemical Corporation and to work towards growth in the Employer's shareholder value, by risking certain payments otherwise payable to them for deferred compensation based on future growth in the value of Mississippi Chemical Corporation common stock ("Stock"). The Plan is intended to permit such executive officers and key employees to elect to defer certain incentive payments that would otherwise be payable pursuant to the Employer's Officer and Key Employee Incentive Plan, any payment that would otherwise be made under any "all-employee" profit-sharing plan of the Employer or of a subsidiary or affiliate of Mississippi Chemical Corporation which has adopted the Plan with the approval of the Committee, and under any other bonus, profit-sharing or incentive plan of the Employer or of a subsidiary or affiliate of Mississippi Chemical Corporation which has adopted the Plan with the approval of the Committee (hereinafter collectively referred to as "Incentive Payments"). The Plan is intended to be unfunded for purposes of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Amounts deferred under this Plan that would otherwise be payable under the Officer and Key Employee Incentive Plan are intended to qualify as qualified performance-based compensation under Code Section 162(m)(4)(C) and related Treasury regulations, and the Plan shall be interpreted accordingly.

                                   SECTION 2

                    PARTICIPATION AND SUPPLEMENTAL BENEFITS

  2.1 Eligibility. Each executive officer and key employee of the Employer who is named in writing by the Committee ("Executive") will be eligible to become a Participant in the Plan. Eligibility shall be limited to a select group of management or highly compensated employees in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

  2.2 Election to Defer. An Executive may elect to defer all or a portion of his Incentive Payments by filing a written election with the Committee on forms to be prescribed by the Committee at the time prescribed in Section 2.4 below. Such election must include a designation of beneficiary. Upon making such election, the Executive shall become a "Participant" in the Plan.

  2.3 Amount of Deferral. The amount of Incentive Payments to be deferred in any calendar year shall be designated by the Participant in dollar or percentage terms on forms to be prescribed by the Committee.

  2.4 Time of Election. A separate election to defer must be filed for each calendar year in which a Participant desires to defer any Incentive Payments and must be received by the end of the calendar year preceding the calendar year in which the Incentive Payments would otherwise be paid. Any election by a Participant with respect to Incentive Payments in a given calendar year will not preclude a different action with respect to Incentive Payments in any subsequent calendar year. Notwithstanding the foregoing, any eligible Executive may, within 30 days of first becoming eligible to participate in the Plan, elect to defer any Incentive Payments earned subsequent to such election for the balance of the calendar year in which he first becomes eligible.

  2.5 Establishment and Adjustment of Deferred Stock Accounts. The Committee shall cause a "Deferred Stock Account" to be created for each Participant. The Deferred Stock Account shall be a mere bookkeeping account reflecting the Employer's future obligation to make payments under the Plan and shall not confer on any Participant any of the rights of a stockholder of Mississippi Chemical Corporation. A Participant's Deferred Stock Account shall be credited with "deferred shares" effective as of the date payment of a cash Incentive Payment would have been made, absent the Participant's election to defer such Incentive Payment pursuant to this Plan. The number of "deferred shares" to be credited shall be determined by dividing (i) 150 percent of the dollar amount of the cash Incentive Payment the Participant has elected to defer by (ii) the fair market value of one share of Stock as of the July 1 immediately prior to the calendar year in which payment of the Incentive Payment would otherwise have occurred. Notwithstanding the foregoing, in no event shall the number of deferred shares credited be less than (i) 150 percent of the dollar amount of the cash Incentive Payment the Participant has elected to defer, divided by
(ii) the fair market value of one share of Stock as of the date such Incentive Payment would otherwise have been paid in cash. The result of such division shall be rounded up to the nearest whole share. A Participant's Deferred Stock Account shall be credited, effective as of the payment date of any dividend on the Stock, with additional shares of deferred stock, calculated by dividing
(i) the dollar amount of the dividend per share times the number of deferred shares then credited to the Participant's Deferred Stock Account by (ii) the fair market value of one share of Stock. The Committee shall cause each Participant's Deferred Stock Account to be adjusted to reflect stock splits, stock dividends, exchange of stock in connection with a merger, and similar transactions to produce the same number of deferred shares as the holder of an equal number of shares of Stock would have following such a transaction. Whenever payment of all or any portion of a Participant's Deferred Stock Account is to be made in cash hereunder, the amount of cash to be paid to the Participant is to be determined by multiplying the number of deferred shares to be distributed by the fair market value of such shares. For purposes of this Section 2.5, "fair market value" of a share of Stock shall equal the average of the closing prices of a share as reported on the New York Stock Exchange for the last 20 trading days prior to the date in question.

                                   SECTION 3

                       PAYMENT OF DEFERRED COMPENSATION

  3.1 Payment of Deferred Compensation. Subject to the provisions of Section
3.2 below, a Participant shall be entitled to receive shares of Stock equal to the number of deferred shares then credited to the Participant's Deferred Stock Account, computed in accordance with Section 2.5 above, on the first to occur of (i) 30 days following the end of the calendar year in which such Participant ceases to be an employee of the Employer due to separation of employment, retirement, Total Disability (as defined below), or death or (ii) the payment date that he elected at the time of his deferral election, which date shall be equal to or more than 18 months after the date of such deferral election. The shares issued to the Participant may be authorized but unissued shares, Treasury shares or shares purchased with general funds of the Employer. For purposes of this Plan, the term "Total Disability" shall mean inability of a Participant to perform the normal functions of his current position with the Company due to a physical or mental condition, disease, or injury that is anticipated to last at least 12 months. The Committee shall determine whether Total Disability has occurred based on such evidence as it deems satisfactory.

  3.2 Installment Election; Further Deferrals. Subject to the approval of the Committee, in lieu of receiving the lump-sum issuance of Stock to which the Participant may be entitled pursuant to the provisions of Section 3.1 above at the time specified therein, a Participant may elect to receive installment payments by delivering to the Committee at any time prior to December 31 of the calendar year preceding the calendar year in which payment would otherwise occur hereunder, written notice of the Participant's election to receive the amount credited to his Deferred Stock Account in such number of annual installments (not to exceed installments extending over 10 years) and commencing on such date (which date shall be no earlier than the date on which the balance in the Participant's Deferred Stock Account would otherwise be paid to the Participant) as is specified in the written notice. Subject to the approval of the Committee, a Participant may also elect, no later than December 31 of the calendar year preceding the calendar year in which issuance of shares of Stock would otherwise occur under Section 3.1 above, to defer issuance of such shares of Stock until a later date specified in such election. A Participant may modify or rescind an installment election or further deferral election in its entirety at any time prior to the December 31 date referred to in this Section 3.2, but on such December 31 the election shall become irrevocable.

  3.3 Death. If a Participant dies before receiving all amounts credited to his Deferred Stock Account, the entire unpaid amount shall be paid in one lump sum in accordance with Section 3.1 above to the beneficiary designated by such Participant. No beneficiary designation shall be valid unless it is in writing, signed by the Participant, dated and filed with the Committee prior to death. If the Participant is married and designates a primary beneficiary other than his spouse, the beneficiary designation must include the written consent of the spouse in such form as the Committee requires. Any beneficiary designation may be revoked and a new designation may be made, as long as the new designation is in writing, signed by the Participant, dated and filed with the Committee prior to death. If no beneficiary has been designated, or no designated beneficiary survives the Participant, any unpaid amounts will be paid to the Participant's surviving spouse, or if the Participant does not have a surviving spouse, to the Participant's estate as soon as administratively possible.

  3.4 Hardship Distribution. A Participant or beneficiary may request acceleration of the payment terms hereunder only in the event of severe financial hardship resulting from an Unforeseeable Emergency (as defined below). The amount of any hardship distribution is limited to the amount necessary to meet the emergency. Such request shall specify in detail the grounds for the requested modification and shall be referred to the Committee. The decision of the Committee with respect to the requested modification shall be solely at the discretion of the Committee and in accordance with its evaluation of the exigencies of the situation. Such decision shall be binding on the Employer and Participant. For purposes of this Plan, the term "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant or beneficiary that would result in severe financial hardship to the individual if early withdrawal were not permitted and that otherwise meets the requirements of such term in any applicable statute or regulation.

  3.5 Source of Payment. All payments under this Plan in cash pursuant to
Section 3.6 below shall be paid from the general funds of the Employer or from such other funding vehicle as the Committee shall provide, and all distributions of Stock under this Plan shall be made from authorized but unissued shares, Treasury shares or shares purchased with general funds of the Employer, or from such other funding vehicle as the Committee shall provide, provided that all assets paid into any funding vehicle shall, at all times prior to payment to a Participant or beneficiary, be subject to the general creditors of the Employer. The Employer shall be under no obligation to segregate any assets in connection with the maintenance of any Deferred Stock Account, nor shall anything contained in this Plan or any action taken pursuant to the Plan create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and Participant. Title to the beneficial ownership of any assets, whether cash or investments, which the Employer may designate to pay the amounts credited to the Deferred Stock Accounts shall at all times remain in the Employer, and Participants shall not have any property interest whatsoever in any specific assets of the Employer. Each Participant's interest in his Deferred Stock Account shall be limited to the Employer's promise to make payment of such Account in the future pursuant to the terms of this Plan, and such right to receive future payment shall be no greater than the right of any other unsecured general creditor of the Employer.

  3.6 Limitations on Issuance of Stock. Notwithstanding anything to the contrary in the Plan, in lieu of delivering Stock of the Employer to a Participant, the Employer reserves the right to pay a Participant in cash equal to the fair market value (determined in accordance with Section 2.5 above) of the deferred shares credited to his Deferred Stock Account, if the Employer, in its sole discretion, determines that it is necessary or desirable to do so to comply with any provision of federal or state law, stock exchange listing rules, or its articles or bylaws.

                                   SECTION 4

                              PLAN ADMINISTRATION

  4.1 Committee. The terms "Committee" and "Compensation Committee" mean the Compensation Committee established by Mississippi Chemical Corporation's Board of Directors. The Committee shall have complete authority to control and manage the operation and administration of the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration and interpretation of the Plan; however, all such interpretations and decisions shall be applied in a uniform manner to all similarly situated Participants. All decisions and interpretations of the Committee made in good faith pursuant to the Plan shall be final, conclusive and binding on all persons, subject only to the claims review procedures required by ERISA.

  4.2 Indemnification. In the event and to the extent not insured under any contract of insurance with an insurance company, the Employer shall indemnify and hold harmless each "Indemnified Person," as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, fines, expenses (specifically including, but not limited to, counsel fees to the extent approved by the Board of Directors of Mississippi Chemical Corporation or otherwise provided by law, court costs and other reasonable expenses of litigation), and liability of every kind, including amounts paid in settlement with the approval of the Board of Directors, arising from any action or cause of action related to the Indemnified Person's act or acts or failure to act. Such indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, fines, expenses, and liability arise in whole or in part from (i) the negligence or other fault of the Indemnified Person or (ii) the imposition on such Indemnified Person of any civil penalties or excise tax pursuant to ERISA or the Code, except when the same is judicially determined to be due to gross negligence, fraud, recklessness, or willful or intentional misconduct of such Indemnified Person. The indemnification provided in this Section 4.2 shall not be construed to limit or supersede any other indemnity provided by the Employer. "Indemnified Person" shall mean the Committee and each employee, officer, or director of the Employer acting in a decision-making or administrative role with respect to the Plan.

                                   SECTION 5

                                    GENERAL

  5.1 Interests Not Transferable; Taxes. Except as to any withholding of federal, state or local tax and except with respect to assignment of amounts currently due and payable hereunder to an alternate payee pursuant to a "qualified domestic relations order" as defined in ERISA, the interest of any Participant or his spouse or his beneficiary under the Plan is not subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, assigned, alienated or encumbered. The Committee shall have the discretion and sole authority to determine the amount and timing of any withholding or employment taxes with respect to amounts accrued or paid under the Plan.

  5.2 Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

  5.3 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

  5.4 Controlling Law. To the extent not superseded by the laws of the United States, the laws of Mississippi shall be controlling in all matters relating to the Plan.

  5.5 Successors. This Plan is binding on the Employer and will be binding on, and inure to the benefit of, any successor of the Employer, whether by way of purchase, merger, consolidation or otherwise.

  5.6 Not a Contract. This Plan does not constitute a contract of employment and shall not be construed to give any Participant the right to be retained in the Employer's service.

                                   SECTION 6

                            AMENDMENT, TERMINATION
                           AND CESSATION OF TRADING

  6.1 Amendment and Termination. While the Employer expects to continue the Plan indefinitely, the Compensation Committee must necessarily reserve, and hereby reserves, the right to terminate the Plan at any time and to amend the Plan at any time, but no more than once in any six-month period except to comport with changes in the Code, provided that in no event shall any Participant's Deferred Stock Account accrued to the date of such amendment or termination be reduced by such action without the specific written agreement of the Participant to such modification or reduction. In the event the Committee elects to terminate the Plan, the Employer reserves the right to settle all liabilities under the Plan by paying each Participant a lump-sum payment in cash or in Stock, determined at the Committee's sole election, in full satisfaction of his benefits hereunder. Such lump sum shall equal the value of his Deferred Stock Account valued through the date of Plan termination pursuant to Section 2.5 above.

  6.2 Cessation of Trading in Employer Stock. Notwithstanding anything to the contrary in this Plan, in the event the Stock permanently ceases to be traded on a national stock exchange or over the counter for any reason other than a merger with another publicly traded entity, or ceases to exist for any reason other than a merger (whether due to liquidation or other event), the Employer (or its successor) shall, within 60 days of such event, distribute to each Participant (or beneficiary) the value of the entire balance of his Deferred Stock Account in cash, based on the fair market value as calculated under
Section 2.5 above, as of the last date the Stock was traded.

                                   SECTION 7

                               EXECUTION OF PLAN

  7.1 To record the establishment of the Plan, the undersigned, being duly authorized to act on behalf of the Compensation Committee of the Board of Directors of Mississippi Chemical Corporation, have executed this document at Yazoo City, Mississippi.

Dated: __________________________         MISSISSIPPI CHEMICAL CORPORATION

                                          By: _________________________________
                                            John Sharp Howie
                                            Chairman, Compensation Committee

                                          By: _________________________________
                                            Ethel Truly
                                            Vice President--Administration

                                                                        ANNEX D

                       MISSISSIPPI CHEMICAL CORPORATION

               NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

                           EFFECTIVE AUGUST 29, 1997

                                   SECTION 1

                                 INTRODUCTION

  1.1 Plan. This plan has been established by Mississippi Chemical Corporation for the benefit of nonemployee directors of Mississippi Chemical Corporation (the "Company"), and shall be known as the Mississippi Chemical Corporation Nonemployee Directors' Deferred Compensation Plan (the "Plan").

  1.2 Effective Date. The "Effective Date" of the Plan is August 29, 1997, subject to shareholder approval of the Plan.

  1.3 Purpose. The Plan has been established to provide additional incentives to the Company's nonemployee directors to more closely align their interests with those of the shareholders of the Company and to work towards growth in the Company's shareholder value, by risking cash retainer payments otherwise payable to them for deferred compensation based on future growth in the value of Mississippi Chemical Corporation common stock ("Stock"). The Plan is intended to permit such directors to elect to defer certain cash retainer payments that would otherwise be payable to them and to provide that a portion of their retainer will automatically be deferred. The Plan is intended to be unfunded for purposes of the Internal Revenue Code of 1986, as amended (the "Code").

                                   SECTION 2

                    PARTICIPATION AND SUPPLEMENTAL BENEFITS

  2.1 Eligibility. Each director of the Company who is not an employee or officer of the Company or any of its subsidiaries or affiliates ("Nonemployee Director") will be a Participant in the Plan.

  2.2 Automatic Awards. Effective for retainer periods beginning on and after January 1, 1998, one-half of each Nonemployee Director's annual retainer from the Company shall automatically be provided in the form of "deferred shares" pursuant to Section 2.6 below. The Participant shall designate the deferred payment date for such portion, which must be at least 18 months after the date of the deferral election. The Participant shall have no option to receive this portion of his retainer in cash.

  2.3 Election to Defer. A Nonemployee Director may elect to defer all or a part of the remaining one-half of his annual retainer that would otherwise be payable to him in cash by filing a written election with the Committee (as defined below) on forms to be prescribed by the Committee at the time prescribed in Section 2.5 below. Such election must include a designation of beneficiary.

  2.4 Amount of Deferral. The amount of retainer to be deferred in any calendar year shall be designated by the Participant in dollar or percentage terms on forms to be prescribed by the Committee.

  2.5 Time of Election. A separate election to defer must be filed with respect to each calendar year for which a Participant desires to defer any retainer and must be received by the end of the calendar year preceding the calendar year in which the retainer would otherwise be paid. Any election by a Participant with respect to his retainer in a given calendar year will not preclude a different action with respect to his retainer in any subsequent calendar year. Notwithstanding the foregoing, any eligible Nonemployee Director may, within 30 days of first becoming eligible to participate in the Plan, elect to defer any retainer earned subsequent to such election for the balance of the calendar year in which he first becomes eligible.

  2.6 Establishment and Adjustment of Deferred Stock Accounts. The Committee shall cause a "Deferred Stock Account" to be created for each Participant. The Deferred Stock Account shall be a mere bookkeeping account reflecting the Company's future obligation to make payments under the Plan and shall not confer on any Participant any of the rights of a stockholder of the Company. A Participant's Deferred Stock Account shall be credited with "deferred shares" effective as of the first day of the retainer period in question. The number of deferred shares to be credited shall be determined by dividing (i) 150 percent of the dollar amount of the Participant's retainer for the year which is automatically deferred pursuant to Section 2.2 above, plus 150 percent of the dollar amount that otherwise would have been payable to the Participant and that has been deferred pursuant to Section 2.3 above by (ii) the fair market value of one share of Stock as of the July 1 immediately prior to the calendar year in which payment of the retainer would otherwise have occurred. Notwithstanding the foregoing, in no event shall the number of deferred shares credited be less than (i) 150 percent of the total dollar amount of the Participant's retainer for the applicable year that is deferred under Sections
2.2 and 2.3 above, divided by (ii) the fair market value of one share of Stock as of the first day of the retainer period. The result of such division shall be rounded up to the nearest whole share. A Participant's Deferred Stock Account shall be credited, effective as of the payment date of any dividend on the Stock, with additional shares of deferred stock, calculated by dividing
(i) the dollar amount of the dividend per share times the number of deferred shares then credited to the Participant's Deferred Stock Account by (ii) the fair market value of one share of Stock. The Committee shall cause each Participant's Deferred Stock Account to be adjusted to reflect stock splits, stock dividends, exchange of stock in connection with a merger, and similar transactions to produce the same number of deferred shares as the holder of an equal number of shares of Stock would have following such a transaction. In the event a Participant ceases serving as a Nonemployee Director before the end of a retainer year, his Deferred Stock Account shall be reduced by the product of (i) the number of shares previously credited to his account for the current retainer year, adjusted to take into account any prior dividends, stock splits, or similar adjustments with respect to such shares, multiplied by (ii) the ratio of (a) the number of months he has served as a Nonemployee Director in the current retainer year to (b) 12. Whenever payment of all or any portion of a Participant's Deferred Stock Account is to be made in cash hereunder, the amount of cash to be paid to the Participant is to be determined by multiplying the number of deferred shares to be distributed by the fair market value of such shares. For purposes of this Section 2.6, "fair market value" of a share of the Company's Stock shall equal the average of the closing prices of a share as reported on the New York Stock Exchange for the last 20 trading days prior to the date in question.

                                   SECTION 3

                       PAYMENT OF DEFERRED COMPENSATION

  3.1 Payment of Deferred Compensation. Subject to the provisions of Section
3.2 below, a Participant shall be entitled to receive shares of Stock equal to the number of deferred shares then credited to the Participant's Deferred Stock Account, computed in accordance with Section 2.6 above, on the first to occur of (i) 30 days following the end of the calendar year in which such Participant ceases to be a director of the Company due to resignation, expiration of term, retirement, Total Disability (as defined below), or death,
(ii) the payment date that he elected at the time of his deferral election, which date shall be 18 months or more after the date of the deferral election, or (iii) if (and only if) the Participant so specifies in his initial deferral election, 30 days following a change of control of the Company (as defined in deferral election forms prescribed by the Committee). The shares issued to the Participant may be authorized but unissued shares, Treasury shares or shares purchased with general funds of the Company. In lieu of shares of Stock, a Participant may elect, in accordance with any procedures and deadlines prescribed by the Committee, to receive in cash, at the time issuance of shares of Stock would otherwise occur hereunder, the "fair market value" (calculated in accordance with Section 2.6 above) of that portion of his Deferred Stock Account attributable to deferrals under Section 2.3 above. For purposes of this Plan, the term "Total Disability" shall mean inability to perform the normal functions of a director of the Company due to a physical or mental condition, disease, or injury that is anticipated to last at least 12 months. The Committee shall determine whether Total Disability has occurred based on such evidence as it deems satisfactory.

  3.2 Installment Election; Further Deferrals. Subject to the approval of the Committee, in lieu of receiving the lump-sum issuance of Stock or cash to which the Participant may be entitled pursuant to the provisions of Section
3.1 above at the time specified therein, a Participant may elect to receive installment payments by delivering to the Committee at any time prior to December 31 of the calendar year preceding the calendar year in which payment would otherwise occur hereunder, written notice of the Participant's election to receive the amount credited to his Deferred Stock Account in such number of annual installments (not to exceed installments extending over 10 years) and commencing on such date (which date shall be no earlier than the date on which the balance in the Participant's Deferred Stock Account would otherwise be paid to the Participant) as is specified in the written notice. Subject to the approval of the Committee, a Participant may also elect, no later than December 31 of the calendar year preceding the calendar year in which delivery of shares of Stock or cash would otherwise occur under Section 3.1 above, to defer issuance of such shares of Stock until a later date specified in such election. A Participant may modify or rescind an installment election or further deferral election in its entirety at any time prior to the December 31 date referred to in this Section 3.2, but on such December 31 the election shall become irrevocable.

  3.3 Death. If a Participant dies before receiving all amounts credited to his Deferred Stock Account, the entire unpaid amount shall be paid in one lump sum in accordance with Section 3.1 above to the beneficiary designated by such Participant. No beneficiary designation shall be valid unless it is in writing, signed by the Participant, dated and filed with the Committee prior to death. If the Participant is married and designates a primary beneficiary other than his spouse, the beneficiary designation must include the written consent of the spouse in such form as the Committee requires. Any beneficiary designation may be revoked and a new designation may be made, as long as the new designation is in writing, signed by the Participant, dated and filed with the Committee prior to death. If no beneficiary has been designated, or no designated beneficiary survives the Participant, any unpaid amounts will be paid to the Participant's surviving spouse, or if the Participant does not have a surviving spouse, to the Participant's estate as soon as administratively possible.

  3.4 Hardship Distribution. A Participant or beneficiary may request acceleration of the payment terms hereunder only in the event of severe financial hardship resulting from an Unforeseeable Emergency (as defined below). The amount of any hardship distribution is limited to the amount necessary to meet the emergency. Such request shall specify in detail the grounds for the requested modification and shall be referred to the Committee. The decision of the Committee with respect to the requested modification shall be solely at the discretion of the Committee and in accordance with its evaluation of the exigencies of the situation. Such decision shall be binding on the Company and Participant. For purposes of this Plan, the term "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant or beneficiary that would result in severe financial hardship to the individual if early withdrawal were not permitted and that otherwise meets the requirements of such term in any applicable statute or regulation.

  3.5 Source of Payment. All payments under this Plan in cash shall be paid from the general funds of the Company or from such other funding vehicle as the Committee shall provide, and all distributions of Stock under this Plan shall be made from authorized but unissued shares, Treasury shares or shares purchased with general funds of the Company, or from such other funding vehicle as the Committee shall provide, provided that all assets paid into any funding vehicle shall, at all times prior to payment to a Participant or beneficiary, be subject to the general creditors of the Company. The Company shall be under no obligation to segregate any assets in connection with the maintenance of any Deferred Stock Account, nor shall anything contained in this Plan or any action taken pursuant to the Plan create or be construed to create a trust of any kind or a fiduciary relationship between the Company and Participant. Title to the beneficial ownership of any assets, whether cash or investments, which the Company may designate to pay the amounts credited to the Deferred Stock Accounts shall at all times remain in the Company, and Participants shall not have any property interest whatsoever in any specific assets of the Company. Each Participant's interest in his Deferred Stock Account shall be limited to the Company's promise to make payment of such Account in the future pursuant to the terms of this Plan, and such right to receive future payment shall be no greater than the right of any other unsecured general creditor of the Company.

  3.6 Limitations on Issuance of Stock. Notwithstanding anything to the contrary in the Plan, in lieu of delivering Stock of the Company to a Participant, the Company reserves the right to pay a Participant in cash equal to the fair market value (determined in accordance with Section 2.6 above) of the deferred shares credited to his Deferred Stock Account, if the Company, in its sole discretion, determines that it is necessary or desirable to do so to comply with any provision of federal or state law, stock exchange listing rules, or its articles or bylaws.

                                   SECTION 4

                              PLAN ADMINISTRATION

  4.1 Committee. The terms "Committee" and "Compensation Committee" mean the Compensation Committee established by the Company's Board of Directors. The Committee shall have complete authority to control and manage the operation and administration of the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration and interpretation of the Plan; however, all such interpretations and decisions shall be applied in a uniform manner to all such similarly situated Participants. All decisions and interpretations of the Committee made in good faith pursuant to the Plan shall be final, conclusive and binding on all persons. Notwithstanding the foregoing, no Participant who is a member of the Committee shall vote on any decision solely affecting his own benefits under the Plan (such as whether the Participant has suffered Total Disability or is eligible for a hardship withdrawal).

  4.2 Indemnification. In the event and to the extent not insured under any contract of insurance with an insurance company, the Company shall indemnify and hold harmless each "Indemnified Person," as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, fines, expenses (specifically including, but not limited to, counsel fees to the extent approved by the Board of Directors of the Company or otherwise provided by law, court costs and other reasonable expenses of litigation), and liability of every kind, including amounts paid in settlement with the approval of the Board of Directors, arising from any action or cause of action related to the Indemnified Person's act or acts or failure to act. Such indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, fines, expenses, and liability arise in whole or in part from the negligence or other fault of the Indemnified Person, except when the same is judicially determined to be due to gross negligence, fraud, recklessness, or willful or intentional misconduct of such Indemnified Person. The indemnification provided in this Section 4.2 shall not be construed to limit or supersede any other indemnity provided by the Company. "Indemnified Person" shall mean the Committee and each employee, officer, or director of the Company acting in a decision-making or administrative role with respect to the Plan.

                                   SECTION 5

                                    GENERAL

  5.1 Interests Not Transferable. The interest of any Participant or his spouse or his beneficiary under the Plan is not subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, assigned, alienated or encumbered.

  5.2 Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

  5.3 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

  5.4 Controlling Law. To the extent not superseded by the laws of the United States, the laws of Mississippi shall be controlling in all matters relating to the Plan.

  5.5 Successors. This Plan is binding on the Company and will be binding on, and inure to the benefit of, any successor of the Company, whether by way of purchase, merger, consolidation or otherwise.

                                   SECTION 6

                            AMENDMENT, TERMINATION
                           AND CESSATION OF TRADING

  6.1 Amendment and Termination. While the Company expects to continue the Plan indefinitely, the Compensation Committee must necessarily reserve, and hereby reserves, the right to terminate the Plan at any time, and to amend the Plan, but no more than once in any six-month period except to comport with changes in the Code; provided that in no event shall any Participant's Deferred Stock Account accrued to the date of such amendment or termination be reduced by such action without the specific written agreement of the Participant to such modification or reduction. In the event the Committee elects to terminate the Plan, the Company reserves the right to settle all liabilities under the Plan by paying each Participant a lump-sum payment in cash or in Stock, determined at the Committee's sole election, in full satisfaction of his benefits hereunder. Such lump sum shall equal the value of his Deferred Stock Account valued through the date of Plan termination pursuant to Section 2.5 above.

  6.2 Cessation of Trading in Company Stock. Notwithstanding anything to the contrary in this Plan, in the event the Stock permanently ceases to be traded on a national stock exchange or over the counter for any reason other than a merger with another publicly traded entity, or ceases to exist for any reason other than a merger (whether due to liquidation or other event), the Company (or its successor) shall, within 60 days of such event, distribute to each Participant (or beneficiary) the value of the entire balance of his Deferred Stock Account in cash, based on the fair market value as calculated under
Section 2.5 above, as of the last date the Stock was traded.

                                   SECTION 7

                               EXECUTION OF PLAN

  7.1 To record the establishment of the Plan, the undersigned, being duly authorized to act on behalf of the Board of Directors of the Company, have executed this document at Yazoo City, Mississippi.

Dated: __________________________         MISSISSIPPI CHEMICAL CORPORATION

                                          By: _________________________________
                                            Coley L. Bailey
                                            Chairman, Board of Directors

                                          By: _________________________________
                                            John Sharp Howie
                                            Chairman, Compensation Committee

  PROXY                                                                   PROXY
                       MISSISSIPPI CHEMICAL CORPORATION
               ANNUAL MEETING OF SHAREHOLDERS--NOVEMBER 11, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Mississippi Chemical Corporation hereby appoints Coley L. Bailey and Charles O. Dunn, and each of them, attorneys and proxies, with full power of substitution, to vote at the annual meeting of shareholders to be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi, at 9:00 a.m. (local time) on Tuesday, November 11, 1997, and at any adjournments thereof, in the name of the undersigned and with the same force and effect as the undersigned could do if personally present, upon the matters set forth below as indicated.

NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL 2000: Coley L. Bailey, Charles O. Dunn, Woods E. Eastland, John Sharp Howie, W.A. Percy II.

NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL 1999: Haley Barbour.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any ovals.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                  (Continued and to be signed on reverse side.)

                  MISSISSIPPI CHEMICAL CORPORATION

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                              ]

                                                                       All
1. Election of Directors (see reverse)             For    Withhold    Except

----------------------------------------------     [ ]      [ ]        [ ]
    (Except Nominee(s) written above)

2. The proposal of the Company to approve and      For    Against     Abstain
   adopt the Amendment and Restatement of the
   Mississippi Chemical Corporation 1995 Stock     [ ]      [ ]        [ ]
   Option Plan for Nonemployee Directors


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSALS (2) THROUGH (5) ABOVE.


3. The proposal of the Company to approve and      For    Against     Abstain
   adopt the Mississippi Chemical Corporation
   Officer and Key Employee Incentive Plan         [ ]      [ ]        [ ]


4. The proposal of the Company to approve and      For    Against     Abstain
   adopt the Mississippi Chemical Corporation
   Executive Deferred Compensation Plan            [ ]      [ ]        [ ]

5. The proposal of the Company to approve and      For    Against     Abstain
   adopt the Mississippi Chemical Corporation
   Deferred Compensation Plan for Nonemployee      [ ]      [ ]        [ ]
   Directors

6. In their discretion, to act on any other matters which may properly come before the meeting and any adjournments thereof.


Dated: ___________________________________________________________________, 1997

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        (Signature(s) of Shareholder(s))

(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.)